As filed with the Securities and Exchange Commission on December 19, 2014

Registration No. 333-200147

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Village Bank and Trust Financial Corp.

(Exact name of registrant as specified in its charter)

Virginia	6022	16-1694602
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

13319 Midlothian Turnpike

Midlothian, Virginia 23113

(804) 897-3900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 William G. Foster, Jr.

President and Chief Executive Officer

Village Bank and Trust Financial Corp

13319 Midlothian Turnpike

Midlothian, Virginia 23113

(804) 897-3900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

George P. Whitley, Esq. Benjamin A. McCall, Esq. LeClairRyan, A Professional Corporation Riverfront Plaza, East Tower 951 East Byrd Street, 8th Floor Richmond, Virginia 23219 (804) 783-2003	Philip Ross Bevan, Esq. Kenneth B. Tabach, Esq. Silver, Freedman, Taff & Tiernan LLP 3299 K Street, N.W. Suite 100 Washington, D.C. 20007 (202) 295-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, par value $4.00 per share, underlying subscription rights (1)	1,051,866	$13.00	(2)	$13,674,258	(3)	$1,588.95	(4)
Non-transferrable subscription rights to purchase common stock (5)	350,622	—		—		—

(1)	This registration statement relates to the shares of common stock deliverable upon the exercise of non-transferable subscription rights pursuant to the offering described herein. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers such additional shares of common stock as may be issued to prevent dilution of the shares of common stock covered hereby resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of determining the registration fee, in accordance with Rule 457(e) under the Securities Act of 1933, based upon the maximum proposed offering price per share.
(3)	Represents the gross proceeds from the assumed exercise of all non-transferable subscription rights to be issued.
(4)	$1,514.95 previously paid.
(5)	Pursuant to Rule 457(g) under the Securities Act of 1933, no separate registration fee is required for the rights.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement that we have filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 19, 2014

PRELIMINARY PROSPECTUS

Common Stock Underlying Subscription Rights

To Purchase Up To 1,051,866 Shares of Common Stock

We are distributing, at no charge, to holders of our common stock, par value $4.00 per share, non-transferable subscription rights to purchase up to an aggregate of 1,051,866 shares of our common stock, which we refer to as the offering. You will receive one subscription right for each share of common stock you own as of 5:00 p.m., Eastern Time, on [•], 20[•]. Each subscription right will entitle you, as a holder of our common stock, to purchase three shares of common stock at the subscription price, which we refer to as the basic subscription privilege. We expect the subscription price to be between $11.00 and $13.00 per share. As of the close of business on November 30, 2014, 350,622 shares of our common stock were issued and outstanding.

If you fully exercise your basic subscription privilege, you will not experience any dilution in the percentage of our outstanding shares of common stock that you own immediately after the completion of the offering. You may also subscribe for additional shares, which we refer to as the oversubscription privilege, for allocation in the event that not all available shares are purchased pursuant to the shareholders’ basic subscription privilege or by the standby investor (described below). However, the oversubscription privilege will only be offered for an aggregate number of shares that, when combined with the number of shares purchased pursuant to the shareholders’ basic subscription privilege and by the standby investor, does not exceed 1,051,866 shares. We reserve the right to accept or reject oversubscriptions for any reason. If we accept your subscription pursuant to your oversubscription privilege, then in all circumstances the percentage of our outstanding shares that you own immediately after the offering will be higher than it was before the offering. Notwithstanding any other information presented in this prospectus, we do not intend to accept any oversubscriptions that we believe may have an unfavorable effect on our ability to preserve our net operating loss deferred tax asset. Purchases of shares pursuant to the offering are also subject to certain other limitations described in this prospectus.

Subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on [•], 20[•], which we refer to as the expiration date, unless we extend the offering period for up to 30 days until [•], 20[•]. You should carefully consider whether to exercise your subscription rights before the expiration of the offering. All exercises of subscription rights are irrevocable. Our board of directors makes no recommendation regarding your exercise of the subscription rights.

We reserve the right to amend or cancel the offering at any time. Computershare, Inc., our subscription agent for the offering, will hold all funds it receives in an escrow account until completion of the offering. If we decide to extend, amend or modify the terms of the offering for any reason, subscriptions received prior to such extension, amendment or modification will remain irrevocable. If we cancel the offering, all subscription funds will be returned promptly, without interest or penalty.

We have engaged Compass Point Research & Trading, LLC and Boenning & Scattergood, Inc. to assist us in selling the shares on a best efforts basis. The sales agents are not required to purchase any shares that are sold in the offering, but will use their best efforts to sell the shares offered.

To facilitate the offering, we have entered into a Standby Purchase Agreement (the “Standby Purchase Agreement”) with Kenneth R. Lehman, a private investor, whom we refer to as the standby investor in this document. The standby investor has agreed, subject to there being sufficient shares available after purchases by shareholders exercising their basic subscription privilege, to purchase from us, and we have agreed to sell to him, at the subscription price, the lesser of (i) $8.0 million of our common stock (based on the subscription price per share), (ii) all shares of common stock not purchased by shareholders exercising their basic subscription privilege, and (iii) the maximum number of shares that he may purchase without causing an “ownership change” under Section 382(g) of the Internal Revenue Code of 1986, as amended (the “Code”). For a description of the maximum number of shares that may be purchased by the standby investor, which is dependent on the participation of shareholders in the offering, please see the section of this prospectus entitled “The Standby Purchase Agreement.”

We are not requiring an overall minimum subscription amount in order to complete the offering. As a result, if the Standby Purchase Agreement is terminated, any shareholder that elects to purchase shares may be the only investor (or one of a limited number of investors) that participates in the offering. In addition, there can be no assurance that we will raise sufficient capital in this offering to achieve full compliance with our Written Agreement with the Federal Reserve Bank of Richmond or Village Bank’s Consent Order with the Federal Deposit Insurance Corporation and the Virginia Bureau of Financial Institutions. We may elect to close the offering even though we have not raised sufficient capital to achieve such compliance, and shareholders that elect to participate in the offering would not be able to revoke their subscriptions.

Our common stock is listed on the NASDAQ Capital Market under the symbol “VBFC.” On December 18, 2014, the last reported sale price of our common stock was $22.78 per share. See “Risk Factors” and “Market Price of Common Stock and Dividend Policy − Market Price of Common Stock” regarding our noncompliance with NASDAQ Listing Rule 5550(a)(4) and the potential for delisting of our common stock.

	Per Share	Aggregate (1)
Subscription price	$	$
Estimated sales agent commissions and expenses (2)	$	$
Estimated proceeds to us, before expenses	$	$

__________________

(1)	Assumes that 501,441 shares (50% of the shares offered) are purchased in the offering by shareholders exercising their basic subscription privilege and the remaining 501,441 shares are purchased by the standby investor. Assumes that, in lieu of accepting cash, we elect to exchange all of the 9,023 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A preferred stock”) that the standby investor is expected to own as of the closing date for shares of our common stock in the offering based on a $500.34 per share valuation for 4,023 of such shares of Series A preferred stock currently owned by the standby investor, and a $515.80 per share valuation for 5,000 of such shares of Series A preferred stock expected to be acquired by the standby investor. There can be no assurance that all or any of the shares of common stock offered will be sold because the Standby Purchase Agreement may be terminated in certain circumstances and we are not requiring an overall minimum subscription amount in order to complete the offering. See “Use of Proceeds” and “The Standby Purchase Agreement − Termination Provisions.”
(2)	Payable to Compass Point Research & Trading, LLC and Boenning & Scattergood, Inc., our sales agents. Assumes that 501,441 shares (50% of the shares offered) are purchased in the offering by shareholders exercising their basic subscription privilege and the remaining 501,441 shares are purchased by the standby investor. The terms of our arrangement with the sales agents are described under “Plan of Distribution.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page [•] of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits, or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Compass Point	Boenning & Scattergood

The date of this prospectus is [•], 20[•]

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the sales agents have not, authorized anyone to provide you with any other or different information. If anyone provides you with information that is different from, or inconsistent with, the information contained or incorporated by reference in this prospectus, you should not rely on it. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information incorporated by reference herein is accurate as of any date other than the date of the relevant report or other document in which such information is contained. Our business, financial condition, results of operations and prospects may have changed since such dates.

Neither we, nor any of our officers, directors, agents, or representatives, make any representation to you about the legality of an investment in our common stock. You should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal, or tax advice. You should consult your own counsel, accountant, and other advisors for legal, tax, business, financial, and related advice regarding the purchase of our securities.

The distribution of this prospectus, the offering and sale of shares of our common stock in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer of, or a solicitation of an offer to buy, any shares of common stock in any jurisdiction in which such offer or solicitation is not permitted.

The industry and market data and other statistical information contained in this prospectus and the documents incorporated herein are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources and, in each case, are believed by management to be reasonable estimates. Although we believe these resources to be reliable, neither we nor the sales agents have independently verified the information.

In this prospectus, all references to the “Company,” “we,” “us” and “our” refer to Village Bank and Trust Financial Corp. and its subsidiaries, unless the context otherwise requires or where otherwise indicated. References to the “Bank” refer to our wholly-owned banking subsidiary, Village Bank.

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FORWARD-LOOKING STATEMENTS

In addition to historic information, this prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections, and statements of our beliefs concerning future events, business plans, objectives, expected operating results, and the assumptions upon which those statements are based. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and are typically identified with words such as “anticipates,” “believes,” “can,” “continue,” “should,” “could,” “would,” “estimates,” “expects,” “intends,” “may,” “plans,” “seeks,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.

A variety of factors could cause our actual results and experiences to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include, but are not limited to: adverse economic conditions and the impact on us and our customers; changes in interest rates that impact our loans and deposits; the impact of competitive products and pricing; an inability to improve our regulatory capital position; failure to maximize potential capital raising opportunities or effectively deploy capital; legislative and regulatory actions impacting the financial services industry; increased regulatory capital requirements; an insufficient allowance for loan losses as a result of inaccurate assumptions; our ability to manage growth; changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries, declines in real estate values in our markets, or in the repayment ability of individual borrowers or issuers; failure of our internal controls to work as expected; environmental liability associated with our lending activities; inadequate resources to make technological improvements; interruption or breach in security of our information systems; and other factors, many of which are beyond our control.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus and the documents we incorporate by reference.

Because of these and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results contemplated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. Our forward-looking statements speak only as of the date they were made. We do not intend to update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws. We qualify all of our forward-looking statements by these cautionary statements.

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QUESTIONS AND ANSWERS RELATING TO THE OFFERING

The following are examples of what we anticipate will be common questions about the offering. The answers are based on selected information from this prospectus and the documents incorporated by reference in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the offering. This prospectus and the documents incorporated by reference contain more detailed descriptions of the terms and conditions of the offering and provide additional information about us and our business, including potential risks related to the offering, our common stock, and our business.

Exercising your subscription rights and investing in our common stock involves a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page [•] of this prospectus, and all other information included or incorporated by reference in this prospectus in its entirety before you decide whether to exercise your rights.

What is the offering?

We are distributing to holders of our common stock as of 5:00 p.m., Eastern Time, on [•], 20[•] (the “record date”), subscription rights, on a pro rata basis and at no cost, to purchase an aggregate of 1,051,866 shares of our common stock in the offering. If you are a holder of our common stock as of the record date, you will receive the right to subscribe for three shares of common stock for every one share of our common stock you owned as of the record date, at the subscription price pursuant to your basic subscription privilege. We expect the subscription price to be between $11.00 and $13.00 per share. If you fully exercise your basic subscription privilege, you will also be entitled to request to purchase shares pursuant to your oversubscription privilege, as described below. The subscription rights are evidenced by subscription rights certificates.

Why are we conducting the offering?

We are conducting the offering to raise equity capital to improve our capital position, provide additional capital for the Bank to help achieve and maintain the capital ratios required by the Bank’s Consent Order (the “Consent Order”) with the Federal Deposit Insurance Corporation (the “FDIC”) and the Virginia Bureau of Financial Institutions (the “Virginia BFI”), and for general corporate purposes. If sufficient proceeds are generated in the offering, we intend to infuse the Bank with approximately $5.0 million of additional capital. If contributed to the Bank, such capital will cause the Bank’s regulatory capital ratios to exceed the thresholds required by the Consent Order and exceed the capital levels established under the prompt corrective action regulations for well-capitalized institutions. See “Summary − Village Bank and Trust Financial Corp.” Such capital will also improve the Bank’s ratio of capital to nonperforming assets and provide support for asset growth for the foreseeable future. However, we experienced operating losses in the years ended December 31, 2011, 2012 and 2013 and for the nine months ended September 30, 2014, and the amount of capital necessary to improve the Bank’s capital ratios and support our future operations may increase in the event of future operating losses or other events.

We believe that raising additional capital is prudent in light of current market conditions and the related impact on our financial condition. Our board of directors has chosen to raise capital through a rights offering to give our shareholders the opportunity to prevent ownership dilution by acquiring additional shares of common stock in the offering. Our board of directors also considered several alternative capital-raising methods prior to concluding that the offering was the best option under the current circumstances. We believe that the offering will strengthen our financial condition by raising additional capital; however, our board of directors is making no recommendation regarding your exercise of the subscription rights. We cannot assure you that we will not need to seek additional financing or engage in additional capital raising transactions in the future.

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What is the basic subscription right and oversubscription privilege?

The basic subscription privilege of each subscription right entitles the holder to purchase three shares of our common stock at the subscription price. For example, if you owned 100 shares of our common stock on the record date, you would be granted 100 subscription rights and you would have the right to purchase 300 shares of our common stock. You may exercise all or any number of your subscription rights, or you may choose not to exercise any subscription rights. If you exercise less than your full basic subscription privilege, you will not be entitled to purchase shares under your oversubscription privilege.

If you are a record holder, your subscription rights certificate accompanies this prospectus. If you hold your shares in street name through a broker, dealer, custodian bank, or other nominee who uses the services of The Depository Trust & Clearing Corporation (“DTC”), then you will not receive a subscription rights certificate. Instead, DTC will issue one subscription right to your nominee for every share of our common stock you owned as of the record date. Each subscription right entitles you to purchase three shares of our common stock at the subscription price. For more information, see “What should I do if I want to participate in the offering, but my shares are held in the name of my broker, dealer, custodian bank, or other nominee?” in this section.

If you exercise your basic subscription privilege in full by purchasing three shares of common stock for each share that you own, you will not experience any dilution in the percentage of our outstanding shares of common stock that you own immediately after the completion of the offering.

If you purchase all of the shares of our common stock available to you pursuant to your basic subscription privilege, you may also subscribe to purchase additional shares should they be available after purchases by (i) all shareholders exercising their basic subscription privilege and (ii) the standby investor under the Standby Purchase Agreement. However, the oversubscription privilege will only be offered for an aggregate number of shares that, when combined with the number of shares purchased pursuant to the shareholders’ basic subscription privilege and by the standby investor, does not exceed 1,051,866 shares. We reserve the right to accept or reject oversubscriptions for any reason. In addition, purchases pursuant to the oversubscription privilege will be limited as described under “Are there limits on the number of shares of common stock I may purchase in the offering?” in this section. We can provide no assurances that you will actually be able to purchase any shares of common stock upon the exercise of your oversubscription privilege.

In order to properly exercise your oversubscription privilege, you must deliver the subscription payment related to your oversubscription privilege prior to the expiration of the offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the offering, if you wish to maximize the number of shares you purchase pursuant to your oversubscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock that may be available to you (i.e., assuming you fully exercise your basic subscription privilege and are allotted the full amount of your oversubscription as elected by you).

If oversubscription requests exceed the number of shares of common stock available for sale after purchases by (i) all shareholders exercising their basic subscription privilege and (ii) the standby investor under the Standby Purchase Agreement, then we will have discretion to allocate the available shares of common stock among shareholders who oversubscribed as we deem appropriate. When determining how to allocate such remaining shares, we may give priority to those oversubscription purchasers that we believe will develop future business relationships with us, refer business to us or purchase additional shares of our common stock on the open market after the closing of the offering.

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To the extent the aggregate subscription price of the maximum number of unsubscribed shares allocated to you pursuant to exercise of the oversubscription privilege is less than the amount you actually paid in connection with the exercise of the oversubscription privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments received by the subscription agent will be returned to you, without interest or penalty, as soon as practicable. To the extent the amount you actually paid in connection with the exercise of the oversubscription privilege is less than the aggregate subscription price of the maximum number of unsubscribed shares allocated to you pursuant to the oversubscription privilege, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the oversubscription privilege.

How will the standby investor participate in the offering?

To facilitate the offering, we have entered into the Standby Purchase Agreement with the standby investor. The standby investor has agreed, subject to there being sufficient shares available after purchases by shareholders exercising their basic subscription privilege, to purchase from us, and we have agreed to sell to him, at the subscription price, the lesser of (i) $8.0 million of our common stock (based on the subscription price per share), (ii) all shares of common stock not purchased by shareholders exercising their basic subscription privilege, and (iii) the maximum number of shares that he may purchase without causing an “ownership change” under Section 382(g) of the Code. If for any reason we do not complete the offering, we have no obligation to sell shares to the standby investor pursuant to the Standby Purchase Agreement.

We also agreed to enter into a registration rights agreement with the standby investor (the “Registration Rights Agreement”) which will provide the standby investor demand registration and piggyback registration rights with respect to the standby investor’s resale of the Company’s equity securities, subject to customary limitations. The Registration Rights Agreement is expected to be executed in connection with closing of the sale of shares to the standby investor. We have agreed to pay the expenses associated with any registration statements filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Registration Rights Agreement. The standby investor’s demand registration rights will be immediately exercisable upon execution of the Registration Rights Agreement for, subject to certain limitations, the number of shares of common stock held by the standby investor and any equity securities issued or issuable directly or indirectly with respect to the shares of common stock held by the standby investor by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization.

Are there limits on the number of shares of common stock I may purchase in the offering?

Yes. Other than the standby investor or any shareholder that owns, as of the date of this prospectus, more than 5% of our common stock, a person or entity, together with related persons or entities, may not exercise subscription rights (including the oversubscription privilege) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning 5% or more of our issued and outstanding shares of common stock following the offering, or that would otherwise require regulatory approval. In addition, any person or entity, together with related persons or entities, that exercises subscription rights (including the oversubscription privilege) to purchase shares of our common stock that, when aggregated with their existing ownership, results in such person or entity, together with any related persons or entities, owning 3% or more of our issued and outstanding shares of common stock following the offering will be required to enter into an agreement prohibiting such person or entity from purchasing additional shares that would result in such person or entity owning more than 5% of our common stock. For more information, see the section entitled “The Offering − Limitations on Amount You May Purchase.”

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In addition, the Standby Purchase Agreement requires that we not accept any subscriptions or oversubscriptions in the offering that we believe may have an unfavorable effect on our ability to preserve our net operating loss deferred tax asset. Notwithstanding any other information presented in this prospectus, we do not intend to accept any oversubscriptions that we believe may have an unfavorable effect on our ability to preserve our net operating loss deferred tax asset. For more information, see the section of this prospectus entitled “Our Net Operating Loss Deferred Tax Asset” on page [•].

How do I exercise my subscription rights?

If you wish to participate in the offering, you must deliver your payment along with your properly completed and signed subscription rights certificate, and any other subscription materials, to the subscription agent. Payments must be made in full in U.S. dollars for the full number of shares for which you are subscribing by:

•	personal check payable to “Computershare, Inc., as Subscription Agent for Village Bank and Trust Financial Corp.” drawn upon a U.S. bank; or
•	certified check payable to “Computershare, Inc., as Subscription Agent for Village Bank and Trust Financial Corp.” drawn upon Village Bank.

Please note that funds paid by personal check may take seven or more business days to clear. Accordingly, if you wish to pay by means of a personal check, we urge you to make payment sufficiently in advance of the expiration date to ensure that the subscription agent receives cleared funds before that time. We also urge you to consider payment by means of a certified check drawn upon Village Bank in order to expedite the receipt of your payment.

Please follow the payment and delivery instructions accompanying the subscription rights certificate. DO NOT DELIVER DOCUMENTS TO THE COMPANY OR THE BANK. As described in this prospectus and in the instructions accompanying the subscription rights certificate, in certain cases additional documentation or medallion guarantees may be required. For more information, see the section entitled “The Offering − Method of Exercising Subscription Rights.” You are solely responsible for completing delivery to the subscription agent of your subscription rights certificate, any other subscription materials, and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives them by 5:00 p.m., Eastern Time, on [•], 20[•]. We are not responsible for subscription materials sent directly to our offices.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares under the oversubscription privilege and purchase limitations. Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty, following the expiration of the offering. We reserve the right to reject any attempted subscription that does not include proper documentation or matching payment.

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What should I do if I want to participate in the offering, but my shares are held in the name of my broker, dealer, custodian bank, or other nominee?

If you hold your shares of common stock in the name of a broker, dealer, custodian bank, or other nominee, then your broker, dealer, custodian bank, or other nominee is the record holder of the shares you own. You will not receive a subscription rights certificate. The record holder must exercise the subscription rights on your behalf for the shares of common stock you wish to purchase in the offering.

If you wish to purchase shares of our common stock through the offering, please promptly contact your broker, dealer, custodian bank, or other nominee as record holder of your shares. We will ask your record holder to notify you of the offering. However, if your broker, dealer, custodian bank, or other nominee does not contact you, then you should promptly initiate contact with it. Your broker, dealer, custodian bank, or other nominee may establish a deadline prior to 5:00 p.m., Eastern Time, on [•], 20[•], which we established as the expiration date of the offering, by which you must provide it with your instructions to exercise your subscription rights and pay for your shares.

Will I be entitled to subscribe for shares in the offering if I failed to return my old stock certificates in connection with the reverse stock split?

Yes. All shareholders will be permitted to participate in the offering. We will calculate the number of rights each holder is entitled to receive on a post-split basis, regardless of whether a holder has failed to return his or her old stock certificates. Old certificates that were not returned to the Company in connection with the reverse split represent the right of the holder to exchange his or her certificates for new certificates representing post-split shares. If you failed to return your old certificates, please do so by following the instructions set forth on the transmittal materials that were sent to you in connection with the reverse stock split.

Am I required to exercise all of the rights I receive in the offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. However, if you choose not to exercise your basic subscription privilege in full, the relative percentage of our shares of common stock that you own will decrease as a result of the offering, and your voting and other rights will be diluted. In addition, if you do not exercise your basic subscription privilege in full, you will not be entitled to participate in the oversubscription privilege. For more information, see “How many shares of common stock will be outstanding after the offering?” in this section.

Will our officers and directors be exercising their subscription rights?

Certain of our directors and officers have indicated that they intend to participate in the offering, although they are not required to do so. Collectively, we expect our directors and officers, together with their affiliates, to purchase up to approximately 85,000 shares in the offering. As of the record date, our directors and officers, together with their affiliates, beneficially own approximately 116,710 shares of common stock (excluding shares underlying options) and are entitled to purchase approximately 350,130 shares in the offering by exercising their respective basic subscription privileges on the same terms and conditions applicable to all shareholders. Following the offering, our directors and officers, together with their affiliates, are expected to own an aggregate of approximately 201,710 shares of common stock, or approximately 14.4% of our total outstanding shares of common stock if we sell all 1,051,866 shares offered in the offering.

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Has our board of directors made a recommendation to our shareholders regarding the exercise of rights under the offering?

No. Neither our board of directors nor our sales agents are making any recommendation to you about whether you should exercise any subscription rights. Shareholders who exercise their subscription rights risk a loss on their investment. We cannot assure you that the market price of our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the offering. Please review the section entitled “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

What other agreements do we have in place with the standby investor and will the standby investor receive any compensation for his commitment?

In the Standby Purchase Agreement, the standby investor has granted to the Company an option to redeem for cash, or exchange in connection with the offering at the subscription price, (i) all of the 4,023 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A preferred stock”), that he owned as of the date of the Standby Purchase Agreement based on a valuation of $500.34 per share of Series A preferred stock, and (ii) any additional shares of Series A preferred stock that he subsequently acquires based on a valuation of the Series A preferred stock that equates to a 5% annualized return on the amount that the standby investor pays to purchase such additional shares of Series A preferred stock. The standby investor has entered into an agreement to purchase an additional 5,000 shares of Series A preferred stock from another holder for $500.34 per share; provided, however, that the purchase price per share increased by $0.274 on November 20, 2014, and will continue to increase by such amount every day subsequent to November 20, 2014 until the closing date of such purchase. As of December 19, 2014, the purchase price per share was $508.56. Such agreement is contingent upon, among other things, the standby investor obtaining approval of the Federal Reserve Bank of Richmond (the “Reserve Bank”) to purchase such shares. Any redemption by the Company of Series A preferred stock for cash will also be contingent upon approval from the Reserve Bank.

In addition, if the Company terminates the Standby Purchase Agreement because of a breach of the agreement by the standby investor or because the standby investor is unable to obtain regulatory approval to acquire the shares he has committed to purchase, the Company will have an option expiring June 30, 2015 to redeem all of the shares of Series A preferred stock that he owns based on a valuation of the greater of (i) $500.34 per share, (ii) the average price paid by the standby investor to purchase any additional Series A preferred stock increased by an amount that equates to a 5% annualized return on such purchases, and (iii) the average redemption price paid to other holders of Series A preferred stock whose shares have been redeemed for cash by the Company on or prior to such date. Such option is contingent upon the standby investor purchasing at least 5,000 additional shares of Series A preferred stock from other holders or the Company redeeming at least 5,000 additional shares of Series A preferred stock by June 30, 2015.

We have agreed to enter into the Registration Rights Agreement, which will provide the standby investor demand registration and piggyback registration rights with respect to the standby investor’s resale of the Company’s equity securities, subject to customary limitations. The Registration Rights Agreement is expected to be executed in connection with closing of the sale of shares to the standby investor. We have also agreed reimburse the standby investor up to $37,500 of his actual out-of-pocket expenses.

In the event that the Standby Purchase Agreement is terminated because the Company determines that the offering is not in the best interests of the Company or its shareholders, we are required to pay the standby investor liquidated damages of $150,000.

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How many shares will the standby investor own after the offering?

Purchasers in the offering will not know the number or percentage of our outstanding shares of common stock that the standby investor will own after the completion of the offering until the expiration of the offering period, but the Standby Purchase Agreement contemplates that the standby investor will be permitted to own up to $8.0 million (based on the subscription price per share) of our outstanding shares following the offering. The actual number of shares and percentage ownership will depend on the number of shares purchased by shareholders exercising their basic subscription privilege. The chart below presents the standby investor’s ownership if the basic subscription privilege is exercised with respect to 0%, 25%, 50% and 100% of the subscription rights held by shareholders.

	0% of Basic Subscriptions Exercised	25% of Basic Subscriptions Exercised	50% of Basic Subscriptions Exercised	100% of Basic Subscriptions Exercised

Shares of Common Stock Sold Pursuant to the Basic Subscription Privilege	0	262,966	525,933	1,051,866
Shares of Common Stock Issued to Standby Investor in Exchange for Preferred Stock (1)	336,872	382,656	382,656	0
Shares of Preferred Stock Owned by the Standby Investor After Offering (1)	1,080	0	0	9,023
Total Shares of Preferred Stock Outstanding After Offering (1)	6,795	5,715	5,715	14,738
Shares of Common Stock Purchased by Standby Investor for Cash (1)	0	206,871	143,277	0
Total Shares of Common Stock Issued in Offering	336,872	852,493	1,051,866	1,051,866
Total Shares of Common Stock Outstanding After Offering	687,494	1,203,115	1,402,488	1,402,488
Percentage Ownership of Common Stock of Standby Investor After Closing of the Offering	49.00%	49.00%	37.50%	0.00%
Total Cash Investment of Standby Investor	$0	$2,482,447	$1,719,328	$0

____________

(1)	Assumes that the standby investor will be permitted to own a maximum of 49% of the Company’s outstanding shares of common stock on a fully-diluted basis after the offering without the Company incurring an “ownership change” under Section 382(g) of the Code. The actual percentage that he will be permitted to own may be slightly less than 49% and will depend on a number of factors that will not be known until completion of the offering. Assumes that, in lieu of accepting cash, we elect to exchange as many as possible of the 9,023 shares of Series A preferred stock that the standby investor is expected to own as of the closing date for shares of our common stock in the offering based on a $500.34 per share valuation for 4,023 of such shares of Series A preferred stock currently owned by the standby investor, and a $515.80 per share valuation for 5,000 of such shares of Series A preferred stock expected to be acquired by the standby investor.

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The purchase of shares of common stock by the standby investor is subject to conditions to closing as set forth in the Standby Purchase Agreement, including obtaining the required regulatory approvals and non-objections and a letter from an independent accounting firm related to the Company’s deferred tax asset. If any of such conditions to closing are not satisfied or, where permissible, not waived, the standby investor will not participate in the offering. In addition, the standby investor may choose to terminate the Standby Purchase Agreement under certain circumstances, including if there is a material adverse change in our financial condition or operations. See “The Standby Purchase Agreement − Termination Provisions.”

How will the subscription price be determined?

The board of directors and the standby investor agreed in the Standby Purchase Agreement that the subscription price would be determined by dividing “Modified Tangible Book Value” by the number of shares of common stock outstanding as of the month-end prior to declaration of effectiveness of the registration statement of which this prospectus is a part (the “Determination Date”). The term “Modified Tangible Book Value” is defined in the Standby Purchase Agreement to mean the Company’s total consolidated equity as of the Determination Date (i) less preferred shareholder equity included in total consolidated equity on that date, (ii) less intangible assets recorded on the balance sheet on that date, (iii) plus dividends accrued from October 1, 2014 through the Determination Date on the shares owned by the standby investor, (iv) plus dividends accrued from October 1, 2014 through the Determination Date on any additional shares of Series A preferred stock purchased by the standby investor in addition to the 4,023 shares he owned as of the date of the Standby Purchase Agreement (the “Purchased TARP Shares”), (v) plus dividends accrued from October 1, 2014 through the Determination Date on any shares of Series A preferred stock redeemed by the Company (the “Redeemed TARP Shares”), and (vi) less the “TARP Purchase Premium.” The term “TARP Purchase Premium” is defined in the Standby Purchase Agreement to mean the product determined by multiplying (x) the price per Purchased TARP Share paid by the standby investor, as applicable, less $500.34 and (y) the number of Purchased TARP Shares (if any) plus 4,023. The standby investor has entered into an agreement to purchase an additional 5,000 shares of Series A preferred stock from another holder for $500.34 per share; provided, however, that the purchase price per share increased by $0.274 on November 20, 2014, and will continue to increase by such amount every day subsequent to November 20, 2014 until the closing date of such purchase. As of December 19, 2014, the purchase price per share was $508.56. Such agreement is contingent upon, among other things, the standby investor obtaining approval of the Reserve Bank to purchase such shares. Any increase in the price paid for the additional 5,000 shares of Series A preferred stock will cause the offering subscription price to be reduced pursuant to the terms of the Standby Purchase Agreement. We believe that the subscription price will be between $11.00 and $13.00 per share.

In negotiating the formula for determining the subscription price, our board of directors consulted with our sales agents and considered a number of factors, including the need to offer the shares at a price that would be attractive to investors relative to the then current trading price of our common stock, the tangible book value of a share of our common stock, historical and current trading prices of our common stock, general conditions in the financial services industry, the need for capital and alternatives available to us for raising capital, potential market conditions, and the desire to provide an opportunity to our shareholders to participate in the offering on a pro rata basis. In conjunction with its review of these factors, our board of directors also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings, and the outlook for our industry, our current financial condition and regulatory status, and a range of discounts to market value represented by the subscription prices in various other rights offerings.

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You should not consider the subscription price as an indication of value of our company or our common stock. You should not assume or expect that, after the offering, our shares of common stock will trade at or above the subscription price in any given time period. The market price of our common stock may decline during or after the offering, and you may not be able to sell the shares of our common stock purchased during the offering at a price equal to or greater than the subscription price. You should obtain a current quote for our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the offering. On December 18, 2014, the last reported sale price of our common stock was $22.78 per share.

How soon must I act to exercise my rights?

If you received a subscription rights certificate and elect to exercise some or all of your subscription rights, the subscription agent must receive your completed and signed subscription rights certificate and complete payment prior to the expiration of the offering, which is [•], 20[•], at 5:00 p.m., Eastern Time. If you hold your shares in the name of a broker, dealer, custodian bank, or other nominee, your broker, dealer, custodian bank, or other nominee may establish a deadline prior to 5:00 p.m. Eastern Time, on [•], 20[•] by which you must provide it with your instructions to exercise your subscription rights and pay for your shares.

Although we will make reasonable attempts to provide this prospectus to holders of subscription rights, the offering and all subscription rights will expire at 5:00 p.m., Eastern Time, on [•], 20[•] (unless extended for up to 30 days until [•], 20[•]), whether or not we have been able to locate each person entitled to subscription rights.

May I transfer my subscription rights?

No. You may not transfer your subscription rights.

Are we requiring a minimum subscription to complete the offering?

No. There is no minimum subscription requirement in the offering. However, our board of directors reserves the right to cancel the offering for any reason, including if our board of directors believes that there is insufficient participation by our shareholders.

Can the board of directors extend, cancel, or amend the offering?

Yes. We have the option to extend the period for exercising your subscription rights for up to 30 days until [•], 20[•]. Our board of directors may cancel the offering at any time for any reason. If the offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. Our board of directors reserves the right to amend or modify the terms of the offering at any time, for any reason.

What will happen if I choose not to exercise my subscription rights?

If you do not exercise any subscription rights, the number of shares of our common stock you own will not change. Because shares may be purchased by other shareholders or the standby investor, however, your percentage ownership will be diluted after the completion of the offering unless you exercise your basic subscription privilege in full. For more information, see “How many shares of common stock will be outstanding after the offering?” in this section.

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After I send in my payment and subscription rights certificate, may I change or cancel my exercise of rights?

No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. If we decide to extend, amend or modify the terms of the offering for any reason, subscriptions received prior to such extension, amendment or modification will remain irrevocable. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our common stock at the subscription price.

When will I receive my new shares?

All shares of our common stock that you purchase in the offering will be issued electronically in book-entry (uncertificated) form. If you are a shareholder of record as of the record date and purchase shares in the offering by submitting a subscription rights certificate and payment, we will issue your new shares as soon as practicable after the completion of the offering, and you will receive confirmation from the subscription agent by mail that your shares were electronically issued. If, as of the record date, your shares were held by a broker, dealer, custodian bank, or other nominee, and you participate in the offering, your broker, dealer, custodian bank, or other nominee will be credited with the shares of common stock you purchase in the offering as soon as practicable after the completion of the offering, and your nominee will credit your account with such shares. Until your shares have been issued in book-entry form or your account is credited with such shares, you may not be able to sell your shares.

How many shares of common stock will be outstanding after the offering?

As of November 30, 2014, 350,622 shares of our common stock were issued and outstanding. Assuming that there are no other transactions by us involving shares of our common stock, no outstanding options for shares of our common stock are exercised prior to the expiration of the offering, and the full 1,051,866 shares of our common stock are subscribed for in the offering or purchased (or issued in exchange for Series A preferred stock) by the standby investor, we expect 1,402,488 shares of common stock to be outstanding immediately after completion of the offering. As a result of the offering, the ownership interests and voting interests of the existing shareholders that do not fully exercise their basic subscription privilege will be diluted.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described in the section entitled “Risk Factors” in this prospectus and the documents incorporated by reference in this prospectus.

If the offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in an escrow account until completion of the offering. If the offering is not completed, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. If you hold shares through a broker, dealer, custodian bank, or other nominee, it may take longer for you to receive payment because the subscription agent will return payments through the record holder of your shares.

What fees or charges apply if I purchase the shares in the offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through your broker, dealer, custodian bank, or other nominee, you are responsible for paying any fees your nominee may charge you.

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What are the U.S. federal income tax consequences of exercising my subscription rights?

For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of subscription rights. You should consult your tax advisor as to your particular tax consequences resulting from the offering. For a more detailed discussion, see the section entitled “U.S. Federal Income Tax Consequences.”

Whom should I contact if I have other questions?

For a more complete description of the offering, see “The Offering” beginning on page [•]. If you have any questions regarding completing a subscription rights certificate or submitting payment in the offering, please contact our sales agents, Compass Point Research & Trading, LLC and Boenning & Scattergood, Inc., at (216) 378-1297. If you have any general questions regarding the offering, the Company, or the Bank, please contact our Chief Financial Officer, C. Harril Whitehurst, Jr., at (804) 419-1232.

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SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” our financial statements and the notes thereto incorporated by reference to our annual report and quarterly reports, and the other documents we refer to and incorporate by reference in this prospectus for a more complete understanding of us and this offering before making an investment decision. In particular, we incorporate important business and financial information in this prospectus by reference.

Village Bank and Trust Financial Corp.

Village Bank and Trust Financial Corp. was incorporated in January 2003 under the laws of the Commonwealth of Virginia as a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Company has three active wholly owned subsidiaries: Village Bank, Southern Community Financial Capital Trust I, and Village Financial Statutory Trust II. The Bank has one active wholly owned subsidiary: Village Bank Mortgage Corporation (the “mortgage company”), a full service mortgage banking company.

The Bank operates 11 retail branch offices offering a wide range of banking and related financial services, including checking, savings, certificates of deposit and other depository services, and commercial, real estate and consumer loans, primarily in the Richmond, Virginia metropolitan area. The Bank also operates four mortgage banking offices, two in the Richmond, Virginia metropolitan area and one in each of Manassas, Virginia and Newport News, Virginia. The Bank was organized in 1999 as a Virginia chartered bank to engage in a general banking business to serve the communities in and around Richmond, Virginia. The Bank offers a comprehensive range of financial services and products and specializes in providing customized financial services to small and medium sized businesses, professionals, and associated individuals. The Bank provides its customers with personal customized service utilizing the latest technology and delivery channels.

The Bank’s revenues are derived from interest and fees received in connection with loans, deposits, and investments. Administrative and operating expenses are the major expenses, followed by interest paid on deposits and borrowings. Revenues from the mortgage company consist primarily of gains from the sale of loans and loan origination fees, and its major expenses consist of personnel, advertising, and other operating expenses. As of September 30, 2014, we had total consolidated assets of $433.0 million, total loans of $275.1 million, total deposits of $380.7 million and total shareholders’ equity of $18.7 million. For the year ended December 31, 2013, we had a net loss of $(4.0) million and a net loss available to common shareholders of $(4.9) million. For the nine months ended September 30, 2014, we had a net loss totaling $(701,000) and a net loss available to common shareholders of $(1.8) million. For the three months ended September 30, 2014, we had net income of $134,000 and net loss available to common shareholders of $(411,000). The net loss available to common shareholders reflects the impact of the accrued dividends on our preferred stock.

As a bank holding company, we are subject to the supervision of the Board of Governors of the Federal Reserve System (the “Federal Reserve”). We are required to file with the Federal Reserve reports and other information regarding our business operations and the business operations of our subsidiaries. As a state-chartered non-member institution, the Bank is subject to supervision, periodic examination and regulation by the FDIC, its primary federal regulator, and by the Virginia BFI. Deposits with the Bank are insured to the maximum amount provided by the FDIC, and the Bank is also subject to regulation and examination by the FDIC.

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In February 2012, the Bank entered into a Consent Order with the FDIC and the Virginia BFI. Among other things, the Consent Order required the Bank to maintain Tier 1 and total risk-based capital in excess of 8% and 11%, respectively, to develop and submit plans to reduce and improve its problem loan portfolio, reduce its commercial real estate concentration, maintain an appropriate allowance for loan losses, review its management performance, and correct certain violations of law. In June 2012, the Company entered into a Written Agreement (the “Written Agreement”) with the Reserve Bank. Under the terms of the Written Agreement, the Company developed and submitted to the Reserve Bank for approval written plans to maintain sufficient capital and correct violations of Section 23A of the Federal Reserve Act and Regulation W. See “Use of Proceeds” on page [•] for more information regarding the Bank’s current regulatory capital ratios and the potential impact of the net proceeds from the offering.

We are currently in partial compliance with the Written Agreement and Consent Order, and gaining full compliance will require securing additional capital through the offering described in this prospectus or otherwise, continuing to improve asset quality and curing the Company’s violation of Regulation W. The Company is seeking to cure the Regulation W violation by selling its headquarters building and relocating headquarters staff to another property already owned by the Company. The Company has not been successful in efforts to sell its headquarters building and continues to update the Reserve Bank on such efforts.

Our common stock is listed on the NASDAQ Capital Market under the ticker symbol “VBFC.” See “Risk Factors” and “Market Price of Common Stock and Dividend Policy − Market Price of Common Stock” regarding our noncompliance with NASDAQ Listing Rule 5550(a)(4) and the potential for delisting of our common stock.

Corporate Information

Our principal executive offices are located at 13319 Midlothian Turnpike, Midlothian, Virginia 23113 and our telephone number is (804) 897-3900. Our principal website is http://www.villagebank.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

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The Offering

The following summary describes the principal terms of the offering, but is not intended to be complete. See the information in the section entitled “The Offering” beginning on page [•] of this prospectus for a more detailed description of the terms and conditions of the offering.

Shares available in offering	1,051,866

Rights distributed	We are distributing to you, at no charge, one non-transferable subscription right for each share of our common stock that you own as of 5:00 p.m., Eastern Time, on the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks, or other nominees on your behalf, as a beneficial owner of such shares.

Basic subscription privilege	The basic subscription privilege of each subscription right will entitle you to purchase three shares of our common stock at the subscription price.

Determination of subscription price	The subscription price will be determined pursuant to the formula set forth in the Standby Purchase Agreement. The formula was determined by the board of directors through negotiations with the standby investor and consideration of a variety of factors. We expect the subscription price to be between $11.00 and $13.00 per share. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the offering.

Oversubscription privilege	If you fully exercise your basic subscription privilege, you may also subscribe for additional shares in the event that not all available shares are purchased pursuant to the shareholders’ basic subscription privilege or by the standby investor. However, the oversubscription privilege will only be offered for an aggregate number of shares that, when combined with the number of shares purchased pursuant to the shareholders’ basic subscription privilege and by the standby investor, does not exceed 1,051,866 shares. We reserve the right to accept or reject oversubscriptions for any reason.

Limitations on amount purchased	Other than the standby investor or any shareholder that owns, as of the date of this prospectus, more than 5% of our common stock, a person or entity, together with related persons or entities, may not exercise subscription rights (including the oversubscription privilege) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning 5% or more of our issued and outstanding shares of common stock following the offering, or that would otherwise require regulatory approval. In addition, any person or entity, together with related persons or entities, that exercises subscription rights (including the oversubscription privilege) to purchase shares of our common stock that, when aggregated with their existing ownership, results in such person or entity, together with any related persons or entities, owning 3% or more of our issued and outstanding shares of common stock following the offering will be required to enter into an agreement prohibiting such person or entity from purchasing additional shares that would result in such person or entity owning more than 5% of our common stock. In addition, we do not intend to accept any oversubscriptions that we believe may have an unfavorable effect on our ability to preserve our deferred tax asset.

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Record date	5:00 p.m., Eastern Time, on [•], 20[•].

Expiration date of offering	5:00 p.m., Eastern Time, on [•], 20[•], unless we extend the offering period for up to 30 days until [•], 20[•].

Use of proceeds	Although the actual amount of proceeds will depend on participation in the offering, if the offering is fully-subscribed and the subscription price is $12.00 per share (the middle of the anticipated subscription price range), we expect the gross proceeds from the offering to be $12,622,392. We intend to use the proceeds from the offering to raise equity capital to improve our capital position, provide additional capital for the Bank to help achieve and maintain the capital ratios required by the Bank’s Consent Order, and for general corporate purposes. See “Use of Proceeds” on page [•] for more information.

No transfer	The subscription rights are not transferable.

No board recommendation	Neither our board of directors nor our sales agents, Compass Point Research & Trading, LLC and Boenning & Scattergood, Inc., are making any recommendation to you about whether you should exercise any subscription rights. You are urged to make an independent investment decision about whether to exercise your subscription rights based on your own assessment of our business and the offering. Please see the section of this prospectus entitled “Risk Factors” beginning on page [•] for a discussion of some of the risks involved in investing in our common stock.

No revocation	Any exercise of subscription rights is irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of common stock at the subscription price.

U.S. federal income tax consequences	For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of subscription rights. You should consult your own tax advisor as to your particular tax consequences resulting from the offering. For a detailed discussion, see “U.S. Federal Income Tax Consequences” on page [•].

Extension, cancellation, and amendment

We have the option to extend the period for exercising your subscription rights, for up to 30 days until [•], 20[•]. If we extend the offering period, we will give notice to the subscription agent prior to the expiration of the offering and will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the offering.

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Our board of directors may cancel the offering at any time for any reason. In the event that the offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. We also reserve the right to amend or modify the terms of the offering. If we decide to extend, amend or modify the terms of the offering for any reason, subscriptions received prior to such extension, amendment or modification will remain irrevocable.

Procedure for exercising rights

To exercise your subscription rights, you must take the following steps:

•     If you are a registered holder of our shares of common stock, you must deliver payment and a properly completed subscription rights certificate, and any other subscription materials, to the subscription agent before 5:00 p.m., Eastern Time, on [•], 20[•]. You may deliver the documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

•     If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank, or other nominee, you should instruct your broker, dealer, custodian bank, or other nominee to exercise your subscription rights on your behalf and deliver all documents and payments before 5:00 p.m., Eastern Time, on [•], 20[•].

Subscription agent	Computershare, Inc.

Shares outstanding before the offering	350,622 shares of common stock as of November 30, 2014.

Shares outstanding after completion of the offering	Assuming that there are no other transactions by us involving shares of our common stock, no outstanding options for shares of our common stock are exercised prior to the expiration of the offering, and the full 1,051,866 shares are subscribed for in the offering or otherwise sold or exchanged for Series A preferred stock in connection with the offering, we expect 1,402,488 shares of common stock will be outstanding immediately after completion of the offering.

Risk factors	Shareholders considering exercising their subscription rights should carefully consider the risk factors described in the section of this prospectus entitled “Risk Factors,” beginning on page [•] of this prospectus.

Fees and expenses	We will pay the fees and expenses relating to the offering. However, if you exercise your subscription rights through your broker, dealer, custodian bank, or other nominee, you are responsible for paying any fees your nominee may charge you.

Trading symbol	Shares of our common stock are listed on the NASDAQ Capital Market under the symbol “VBFC.” The last reported sale price of our common stock on the NASDAQ Capital Market on December 18, 2014 was $22.78.

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Questions	If you have any questions regarding completing a subscription rights certificate or submitting payment in the offering, please contact our sales agents, Compass Point Research & Trading, LLC and Boenning & Scattergood, Inc., at (216) 378-1297. If you have any general questions regarding the offering, the Company, or the Bank, please contact our Chief Financial Officer, C. Harril Whitehurst, Jr., at (804) 419-1232.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the specific risks described below and any risks described in our other filings with the Commission that are incorporated by reference in this prospectus before making an investment decision. Any of the risks we describe below or in the information incorporated by reference in this prospectus could cause our business, financial condition, results of operations, or future prospects to be materially adversely affected. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events and you could lose all or part of your investment.

Risks Related to the Offering

The standby investor’s purchase of shares pursuant to the Standby Purchase Agreement is subject to conditions to closing that could result in such transaction being delayed or not consummated, which could negatively impact our stock price and future business operations.

The purchase of shares by the standby investor is subject to conditions to closing as set forth in the Standby Purchase Agreement, including obtaining the required regulatory approvals and non-objections and a letter from an independent accounting firm related to the Company’s deferred tax asset. If any of such conditions to closing are not satisfied or, where permissible, not waived, the standby investor will not participate in the offering. In addition, the standby investor may choose to terminate the Standby Purchase Agreement under certain circumstances, including if there is a material adverse change in our financial condition or operations. Failure to sell shares to the standby investor could negatively impact our stock price, future business and operations, and financial condition. In addition, any delay in the consummation of such sale, or any uncertainty about the participation of the standby investor, may adversely affect our future business, growth, revenue, and results of operations.

The subscription price determined for the offering may not be indicative of the value of our common stock.

Our board of directors determined the subscription price of the common stock after negotiations with the standby investor, discussions with our sales agents and consideration of a variety of factors. You should not consider the subscription price as an indication of value of our company or our common stock. You should not assume or expect that, after the offering, our shares of common stock will trade at or above the subscription price in any given time period. The market price of our common stock may decline during or after the offering, and you may not be able to sell the underlying shares of our common stock purchased during the offering at a price equal to or greater than the subscription price. The value of our common stock may also be subject to significant fluctuations in response to our future operating results and other factors.

Neither our board of directors nor our sales agents are making any recommendation to you about whether you should exercise any subscription rights. Shareholders who participate in the offering risk the loss of their entire investment.

The offering may cause the trading price of our common stock to decrease immediately, and this decrease may continue.

The subscription price at which we are selling shares in the offering is less than the recent trading prices of our common stock as reported by the NASDAQ Capital Market. Additionally, the number of shares we expect to issue if we complete the offering may result in an immediate decrease in the per share market value of our common stock. If the holders of the shares purchased in this offering choose to sell some or all of those shares, the resulting sales could further depress the market price of our common stock. On December 18, 2014, the last reported sale price of our common stock was $22.78 per share.

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Your ownership interest may be significantly diluted if you do not exercise your subscription rights in the offering.

To the extent that you do not exercise your basic subscription privilege and shares are purchased by the standby investor or other shareholders in the offering, your proportionate voting interest will be reduced, and the percentage that your original shares represent of our outstanding common stock after the offering may be significantly diluted.

If you do not act promptly and follow the subscription instructions, your exercise of rights will be rejected.

If you desire to purchase shares of our common stock in the offering, you must act promptly to ensure that the subscription agent receives all required forms and payments before the expiration of the offering at 5:00 p.m., Eastern Time, on [•], 20[•]. If you own your shares in street name, you must act promptly to ensure that your broker, dealer, custodian bank, or other nominee acts for you and that the subscription agent receives all required forms and payments before the offering expires. We are not responsible if your nominee fails to ensure that the subscription agent receives all required forms and payments before the offering expires. If you fail to complete and sign the subscription rights certificate and other required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to the exercise of your rights before the offering expires, the subscription agent will reject your subscription or accept it only to the extent of the payment received before the offering expires. Neither we nor our sales agents or subscription agent undertake any responsibility or action to contact you concerning an incomplete or incorrect subscription form or payment, nor are we or they under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

You will not be able to sell the shares of common stock for which you subscribe in the offering until such shares are issued to you.

If you subscribe for shares in the offering by submitting a completed and signed subscription rights certificate with other required subscription forms and payment, we will issue your shares as soon as practicable following the expiration of the offering. If your shares are held by a broker, dealer, custodian bank, or other nominee and you subscribe for shares in the offering, your nominee will be credited with the shares you purchase and your account will be credited by your nominee at such time. Until the shares of common stock for which you subscribe are issued to you, you may not be able to sell your shares. The stock price may decline between the time you decide to sell your shares and the time you are actually able to sell your shares.

Since you cannot revoke the exercise of your subscription rights and the market price of our common stock may decline after you elect to exercise the subscription rights, you could be committed to buying shares above the market price of our common stock.

Your exercise of subscription rights is irrevocable, even if you learn information about us that you consider unfavorable during the offering period subsequent to your exercise and even if the terms of the offering are amended or modified. The market price of our common stock may decline after you elect to exercise your subscription rights. If you exercise your subscription rights and, afterwards, the public trading market price of our common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing market price and could have an immediate unrealized loss. Our common stock is listed on the NASDAQ Capital Market under the symbol “VBFC,” and the closing sale price of our common stock on December 18, 2014, as reported by the NASDAQ Capital Market, was $22.78 per share. Following the exercise of your subscription rights you may not be able to sell your common stock at a price equal to or greater than the subscription price. We will not pay you interest on any funds delivered to the subscription agent pursuant to the exercise of subscription rights.

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Because our management will have broad discretion over the use of the net proceeds from the offering, you may not agree with how we use the proceeds.

We will have broad discretion over the use of the net proceeds of this offering. We currently intend to use the net proceeds from the offering to improve our capital position, provide additional capital for the Bank to help achieve and maintain the capital ratios required by the Bank’s Consent Order, and for general corporate purposes. However, our management may allocate the proceeds as it deems appropriate. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds of the offering, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used.

The standby investor may have significant influence over our business and his interests may not align with your interests as a holder of our common stock.

The percentage of our outstanding shares that the standby investor will own after the completion of the offering will vary based on the number of subscription rights that are exercised by shareholders and the number of shares purchased by the standby investor under the Standby Purchase Agreement. Pursuant to the Standby Purchase Agreement, the standby investor may hold up to $8.0 million (based on the subscription price per share) of our outstanding shares after completion of the offering. The standby investor has agreed in the Standby Purchase Agreement to abide by certain standstill provisions that restrict his ability to, among other things, vote more than 40% of the outstanding shares of the Company’s common stock or support director nominees and business combination transactions that are not supported by the Company’s board. However, such restrictions are only applicable for a period of three years from the date of the Standby Purchase Agreement and are contingent upon (i) the Company achieving certain performance objectives, and (ii) the standby investor being a director or beneficial holder of 10% or more of a bank or bank holding company with one or more offices in the Richmond, Virginia metropolitan statistical area. The standby investor is currently a director and a beneficial holder of greater than 10% of the outstanding common stock of First Capital Bancorp, Inc., the parent holding company for First Capital Bank which has eight branch offices in the Richmond, Virginia metropolitan statistical area. Notwithstanding such restrictions, because of the percentage of our common stock that may be held by the standby investor, he may be able to influence the outcome of any matter submitted to a vote of our shareholders. In addition, if he makes a significant investment in the Company, we will likely seek the standby investor’s input on significant operational matters given his experience in the banking industry.

The interests of the standby investor may not align precisely with your interests as a holder of our common stock. In addition to being a director and a significant shareholder of First Capital Bancorp, Inc., the standby investor is also currently a significant shareholder of Four Oaks Fincorp, Inc., the parent holding company for Four Oaks Bank which is headquartered in Four Oaks, North Carolina. These affiliations may create conflicts of interest. For example, his affiliation with First Capital Bancorp, Inc., a competitor operating in our market, could incentivize him to take or approve actions with respect to First Capital Bancorp, Inc. that may have a negative impact on us (e.g. marketing efforts, product pricing, lending policies, business combination transactions, etc.). While we believe his potentially significant investment in the Company may provide some protection in this regard, he will not owe a fiduciary duty to the Company and we will have no control over his actions with regard to his other investments.

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Significant sales of our common stock, or the perception that significant sales may occur in the future, could adversely affect the market price for our common stock.

The sale of substantial amounts of our common stock could adversely affect the price of the shares. The availability of shares for future sale, including up to 1,051,866 shares of our common stock to be issued in the offering, could adversely affect the prevailing market price of our common stock and could cause the market price of our common stock to remain low for a substantial amount of time. Additionally, we are obligated under the Standby Purchase Agreement to establish a restricted stock plan (the “Restricted Stock Plan”) immediately following the offering under which a number of shares of our common stock equal to 4.0% of the number of outstanding shares immediately after the closing of the offering will be reserved for issuance to our directors and officers. Under NASDAQ rules, adoption of the Restricted Stock Plan must be approved by the Company’s shareholders. Additional equity awards may also be granted under our existing incentive plan. It is possible that if a significant percentage of such available shares were attempted to be sold within a short period of time, the market for our shares would be adversely affected. It is unclear whether or not the market for our common stock could absorb a large number of attempted sales in a short period of time, regardless of the price at which they might be offered. Even if a substantial number of sales do not occur within a short period of time, the mere existence of this “market overhang” could have a negative impact on the market for our common stock and our ability to raise additional capital.

A substantial percentage of the proceeds from the offering may be used to pay for the offering expenses, and there is not a minimum number of shares that we must sell to complete the offering.

There is no condition in the offering to sell any minimum number or dollar amount of shares. To the extent that shareholders do not purchase significant shares through the exercise of basic subscription rights or oversubscription privilege, or the Standby Purchase Agreement is terminated, you may be one of only a small number of investors who elect to purchase shares of our common stock. In addition, a substantial percentage of the offering proceeds may be used to pay for the offering expenses, and not for providing additional capital to the Company and the Bank, which may have an adverse effect on our financial condition and future operations.

We may cancel the offering at any time, and neither we nor the subscription agent will have any obligation to you except to return your subscription payments.

We may, in our sole discretion, decide not to continue with the offering or cancel the offering at any time. If the offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

We may not be able to realize the benefit of our net operating loss deferred tax asset.

As of December 31, 2013 and September 30, 2014, we had a total deferred tax asset of $14.0 million and $13.1 million, a valuation allowance of $11.9 million and $12.2 million, and a deferred tax liability of $100,000 and $79,000, respectively, for a net deferred tax asset of $2.0 million and $829,000, respectively. As of December 31, 2013, and September 30, 2014, the amount of the gross deferred tax asset attributable to our net operating loss carryforwards was $5.3 million and $7.4 million, respectively, and was fully reduced by a valuation allowance at both dates. A deferred tax asset is reduced by a valuation allowance if, based on the weight of the evidence available, it is more likely than not that some portion or all of the total deferred tax asset will not be realized. We believe that, subject to certain limitations including federal tax laws relating to “ownership changes,” should we return to profitability over a sustained period of time and project future profits while remaining well capitalized, then we would be able to reverse some or all of the deferred tax asset valuation allowance, including the portion allocable to our net operating loss carryforwards, and our shareholders’ equity would increase accordingly. Even if we are able to reverse the deferred tax asset valuation allowance, however, the only portion of a deferred tax asset that may be included in Tier 1 capital for regulatory capital purposes is the amount that may be utilized over the next 12 months.

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We have attempted to structure the offering to avoid an “ownership change” under Section 382 of the Code. However, an ownership change may still occur as a result of the offering or otherwise, which would significantly limit the amount of the net operating loss carryforwards that we might otherwise be able to utilize once we have returned to profitability. Therefore, even if our results of future operations allow us to reverse the deferred tax valuation allowance allocable to our net operating loss deferred tax asset, the amount of that deferred tax asset could be significantly less than the $7.4 million balance at September 30, 2014. Accordingly the aforementioned increase in our shareholders’ equity that would result from the reversal of the valuation allowance allocable to our net operating loss deferred tax asset would also be significantly reduced.

Risks Related to Our Common Stock

An investment in our common stock is not an insured deposit, and as with any stock, inherent market risk may cause you to lose some or all of your investment.

Our common stock is not a bank deposit and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is inherently risky and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you may lose some or all of your investment.

Our common stock is thinly traded which may limit the ability of shareholders to sell their shares and may increase price volatility.

Our common stock is listed on the NASDAQ Capital Market under the symbol “VBFC.” Our common stock is thinly traded and has substantially less liquidity than the average trading market for many other publicly traded companies. We cannot assure you that a more active trading market for our common stock will develop or be sustained following the offering. The development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within our control. The number of active buyers and sellers of our common stock at any particular time may be limited. Therefore, our shareholders may not be able to sell their shares at the volume, prices, or times that they desire. You should consider the limited trading market for the shares and be financially prepared and able to hold your shares for an indefinite period.

In addition, thinly traded stocks can be more volatile than more widely traded stocks. Our stock price has been volatile in the past and several factors could cause the price to fluctuate substantially in the future. These factors include, but are not limited to, changes in analysts’ recommendations or projections, developments related to our business, operations, stock performance of other companies deemed to be peers, news reports of trends, concerns, irrational exuberance on the part of investors, and other issues related to the financial services industry. Over the past several years, the stock market has experienced a high level of price and volume volatility, and market prices for the stock of many companies, including those in the financial services sector, have experienced wide price fluctuations that have not necessarily been related to operating performance. Our stock price may fluctuate significantly in the future, and these fluctuations may be unrelated to our performance. General market declines or market volatility in the future, especially in the financial institutions sector of the economy, could adversely affect the price of our common stock, and the current market price may not be indicative of future market prices.

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If our common stock is delisted from the NASDAQ Capital Market, the market value of, and your ability to sell, shares of our common stock may be materially and adversely affected.

On August 8, 2014, we received a letter from NASDAQ informing us that we were no longer in compliance with NASDAQ Listing Rule 5550(a)(4), which requires that we have at least 500,000 publicly held shares of common stock. The phrase “publicly held shares” is defined by NASDAQ to mean the total number of shares outstanding less any shares held by officers, directors or beneficial owners of 10% or more. According to the letter from NASDAQ, we had 227,276 publicly held shares as of August 8, 2014. On September 22, 2014, we submitted to NASDAQ a plan to regain compliance with such rule. The plan was accepted by NASDAQ and we were given a deadline of February 4, 2015 to implement our plan and regain compliance. This offering was one of the alternatives presented to NASDAQ in the plan. If the offering is fully-subscribed, we expect to issue 1,051,866 new shares of common stock and exceed the minimum of 500,000 publicly held shares following the offering. However, if the standby investor purchases, or receives in exchange for Series A preferred stock, sufficient shares of common stock such that he will own more than 10% of our outstanding common stock after the offering, his shares will not be considered publicly held shares and the Company may not be able to issue a sufficient number of other shares to regain compliance. In the event that we do not issue sufficient shares in the offering to meet such minimum, we intend to explore alternative actions to maintain our listing. However, there is no guarantee that such actions will be effective in increasing our publicly held shares, or that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our common stock. If our common stock is delisted from the NASDAQ Capital Market, your ability to sell your shares of common stock may be limited, and the market value of our common stock may be materially adversely affected as a result of lower trading volumes or trade delays. Delisting from NASDAQ could also result in negative publicity, adversely affect our ability to raise additional capital, adversely affect the liquidity of our common stock, limit our ability to meet our liquidity needs, and diminish investor, business partner and employee confidence.

As part of our capital raising efforts, we may issue additional shares of common stock or convertible securities that would dilute the percentage ownership interest of existing shareholders, and may dilute the book value per share of common stock. This could adversely affect the terms on which we may obtain additional capital.

Our authorized capital includes 10,000,000 shares of common stock. As of November 30, 2014, we had 350,622 shares of common stock outstanding and had 6,830 shares of common stock underlying options that are or may become exercisable at a weighted average exercise price of $92.34 per share. As of November 30, 2014, we had the ability to issue 19,596 shares of common stock pursuant to options that may be granted in the future under our existing equity compensation plans. Up to 1,051,866 shares of common stock may be issued to our existing shareholders and the standby investor pursuant to the offering. Additionally, we are obligated under the Standby Purchase Agreement to establish the Restricted Stock Plan immediately following the offering under which a number of shares of our common stock equal to 4.0% of the number of outstanding shares immediately after the closing of the offering will be reserved for issuance to our directors and officers. Under NASDAQ rules, adoption of the Restricted Stock Plan must be approved by the Company’s shareholders.

Subject to applicable law, our board of directors generally has the authority, without action by or vote of the shareholders, to issue all or part of any authorized but unissued shares of common stock for any corporate purpose, including issuance of equity-based incentives under or outside of our equity compensation plans. Any issuance of additional shares of common stock or convertible securities will dilute the percentage ownership interest of our shareholders, may dilute the book value per share of our common stock, and could adversely affect the terms on which we may obtain additional capital.

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In addition, as described in further detail under “Description of Capital Stock − U.S. Treasury Warrant,” the Treasury owns a warrant to purchase 31,189.31 shares of our common stock. The warrant includes provisions providing for an adjustment of the exercise price and the number of shares underlying the warrant if we issue common stock at or below a specified price relative to the then-current market price of common stock. We believe that the offering will cause minimal or no adjustment to the warrant. However, if the Treasury takes a different position or future issuances of our common stock result in adjustments to the warrant, our shareholders could experience additional dilution.

Our ability to pay dividends and interest on our outstanding securities is currently restricted.

We have not paid any cash dividends on our common stock since inception, and we do not expect to pay cash dividends on our common stock for the foreseeable future. In order to preserve capital, we have deferred interest payments on our junior subordinated debt securities and dividends on our Series A preferred stock. Pursuant to the terms of the indenture governing the junior subordinated debt securities and our Articles of Incorporation, as amended (the “Articles”), we may not pay any cash dividends on our common stock until we are current on interest payments on such junior subordinated debt securities and current on dividend payments on our Series A preferred stock. In addition, under the terms of our Written Agreement with the Reserve Bank, we may not pay cash dividends on our common stock or certain interest payments or dividends on our other securities without the prior consent of the Reserve Bank. Accordingly, our ability to pay dividends on our common stock will be restricted until the Written Agreement is terminated. As a bank holding company, our ability to declare and pay dividends also depends on certain federal regulatory considerations, including the guidelines of the Federal Reserve regarding capital adequacy and dividends. The Bank is also prohibited under the Consent Order from paying dividends to the Company without the prior approval of the FDIC and the Virginia BFI. See “Market Price of Common Stock and Dividend Policy − Dividends.”

The Company’s governing documents and Virginia law contain provisions that may discourage or delay an acquisition of the Company that is supported by shareholders.

Certain provisions of the Company’s Articles and Bylaws could delay or make a merger, tender offer or proxy contest involving the Company more difficult, even in instances where the shareholders deem the proposed transaction to be beneficial to their interests. These provisions, among others, provide that a plan of merger, share exchange, sale of all or substantially all of our assets, or similar transaction must be approved and recommended by the affirmative vote of two-thirds of the directors in office or by the affirmative vote of 80% or more of all of the votes entitled to be cast on such transaction by each voting group entitled to vote, and limit the ability of shareholders to call a special meeting. In addition, certain provisions of state and federal law may also have the effect of discouraging or prohibiting a future takeover attempt in which our shareholders might otherwise receive a substantial premium for their shares over then-current market prices. To the extent that these provisions discourage or prevent takeover attempts, they may tend to reduce the market price for the Company’s common stock.

The Company’s board of directors is authorized to issue preferred stock without shareholder approval.

The Company’s board of directors, without shareholder approval, is empowered under the Company’s Articles to authorize the issuance, in one or more series, of shares of preferred stock at such times, for such purposes and for such consideration as it may deem advisable. In connection with any such issuance, the board of directors may by resolution determine the designation, voting rights, preferences as to dividends, in liquidation or otherwise, participation, redemption, sinking fund, conversion, dividend or other special rights to powers, and the limitations, qualifications and restrictions of such shares of preferred stock. Such preferred stock may have voting and conversion rights that could adversely affect the voting power of the holders of common stock and, under certain circumstances, discourage an attempt by others to gain control of the Company.

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Risks Related to Our Business

We are subject to agreements with our regulators, which will require us to dedicate a significant amount of resources and which could otherwise adversely affect us.

In February 2012, the Bank entered into a Consent Order with the FDIC and the Virginia BFI. Among other things, the Consent Order required the Bank to maintain Tier 1 and total risk-based capital in excess of 8% and 11%, respectively, to develop and submit plans to reduce and improve our loan portfolio, reduce our commercial real estate concentration, maintain an appropriate allowance for loan losses, review our management performance, and correct certain violations of law. In addition, the Consent Order requires the Bank to limit asset growth to no more than 10% per year and maintain certain capital ratios higher than those required to be considered “well capitalized.” The Bank has also agreed not to declare or pay any dividends, pay bonuses or make any other form of payment outside the ordinary course of business resulting in a reduction of capital without prior regulatory approval.

In June 2012, the Company entered into a Written Agreement with the Reserve Bank. Under the terms of the Written Agreement, the Company developed and submitted to the Reserve Bank for approval written plans to maintain sufficient capital and correct any violations of Section 23A of the Federal Reserve Act and Regulation W. In addition, the Company submitted a written statement of its planned sources and uses of cash for debt service, operation expenses, and other purposes. In addition, under the terms of the Written Agreement, the Company may not pay any dividends or repurchase any shares of its capital stock without obtaining prior approval from the Reserve Bank.

While subject to these agreements, we expect that our management and board of directors will be required to continue to focus considerable time and attention on taking corrective actions to comply with the terms. In addition, certain provisions of these regulatory agreements could adversely impact the Company’s businesses and results of operations.

There also is no guarantee that we will successfully address our regulators’ concerns in the agreements or that we will be able to comply with them. If we do not comply with these regulatory agreements, we could be subject to the assessment of civil monetary penalties, further regulatory sanctions or other regulatory enforcement actions.

The Company’s business has been adversely affected by conditions in the financial markets and economic conditions generally, and could be further impacted by continued stagnation.

From December 2007 through June 2009, the U.S. economy was in recession. Business activity across a wide range of industries and regions in the U.S. was greatly reduced. Although economic conditions have improved, certain sectors, such as real estate, remain weak and unemployment remains relatively high. Local governments and many businesses are still in serious difficulty due to lower consumer spending and the lack of liquidity in the credit markets. Market conditions also led to the failure or merger of several prominent financial institutions and numerous regional and community-based financial institutions. These failures, as well as potential future failures, have had a significant negative impact on the capitalization level of the Deposit Insurance Fund of the FDIC, which, in turn, has led to a significant increase in deposit insurance premiums paid by financial institutions. Such conditions have adversely affected the credit quality of the Company’s loans, and the Company’s results of operations and financial condition. The Company’s financial performance generally, and in particular the ability of borrowers to pay interest on and repay principal of outstanding loans and the value of collateral securing those loans, as well as demand for loans and other products and services the Company offers, is highly dependent upon the business environment in the markets where the Company operates. If economic conditions do not improve, our financial condition and results of operations could be adversely impacted.

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Improvements in economic indicators disproportionately affecting the financial services industry may lag improvements in the general economy.

If the U.S. economy continues to improve, the improvement of certain economic indicators, such as unemployment and real estate asset values and rents, may nevertheless continue to lag behind the overall economy. These economic indicators typically affect certain industries, such as financial services, more significantly. For example, improvements in commercial real estate fundamentals typically lag broad economic recovery by 12 to 18 months. The Company’s clients include entities active in these industries. Furthermore, financial services companies with a substantial lending business are dependent upon the ability of their borrowers to make debt service payments on loans. Should unemployment or real estate asset values fail to recover for an extended period of time, the Company could be adversely affected.

Our mortgage banking revenue is cyclical and is sensitive to the level of interest rates, changes in economic conditions, decreased economic activity, and slowdowns in the housing market, any of which could adversely impact our profits.

Our mortgage banking operations have at times contributed a large portion of our total revenues. Maintaining this revenue stream is dependent upon our ability to originate loans and sell them to investors at or near current volumes. Loan production levels are sensitive to changes in the level of interest rates and changes in economic conditions. Loan production levels may suffer if we experience a slowdown in the local housing market or tightening credit conditions. Any sustained period of decreased activity caused by fewer refinancing transactions, higher interest rates, housing price pressure or loan underwriting restrictions would adversely affect our mortgage originations and, consequently, could significantly reduce our income from mortgage banking activities. As a result, these conditions would also adversely affect our results of operations.

Deteriorating economic conditions may also cause home buyers to default on their mortgages. In certain cases where we have originated loans and sold them to investors, we may be required to repurchase loans or provide a financial settlement to investors if it is proven that the borrower failed to provide full and accurate information on, or related to, their loan application, if appraisals for such properties have not been acceptable or when the loan was not underwritten in accordance with the loan program specified by the loan investor. Such repurchases or settlements would adversely affect our results of operations.

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Our results of operations are significantly affected by the ability of our borrowers to repay their loans.

A significant source of risk is the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loan agreements. Most of the Company’s loans are secured but some loans are unsecured. With respect to the secured loans, the collateral securing the repayment of these loans may be insufficient to cover the obligations owed under such loans. Collateral values may be adversely affected by changes in economic, environmental and other conditions, including declines in the value of real estate, changes in interest rates, changes in monetary and fiscal policies of the federal government, widespread disease, terrorist activity, environmental contamination and other external events. In addition, collateral appraisals that are out of date or that do not meet industry recognized standards may create the impression that a loan is adequately collateralized when it is not. The Company has adopted underwriting and credit monitoring procedures and policies, including regular reviews of appraisals and borrower financial statements, that management believes are appropriate to mitigate the risk of loss. During the recent recession, we sustained significant loan losses that resulted in operating losses. For the year ended December 31, 2013, we had a net loss of $(4.0) million and a net loss available to common shareholders of $(4.9) million. For the nine months ended September 30, 2014, we had a net loss totaling $(701,000) and a net loss available to common shareholders of $(1.8) million. For the three months ended September 30, 2014, we had net income of $134,000 and net loss available to common shareholders of $(411,000). The net loss available to common shareholders reflects the impact of the accrued dividends on our preferred stock. The loan losses were the result of borrowers’ inability to repay coupled with a decline in the value of the collateral, primarily real estate. Beginning in the fourth quarter of 2012, we have been able to significantly reduce our provision for loan losses as our loan portfolio improves. While we are encouraged by this decline in the provision for loan losses, overall asset quality continues to be a concern as there continues to be uncertainty in the economy and the level of nonperforming assets remains significant.

As of September 30, 2014, approximately 25.3% of the Company’s loan portfolio consisted of land acquisition, development and construction, and non-owner occupied commercial real estate loans. These types of loans are generally viewed as having more risk of default than residential real estate loans or consumer loans. These types of loans are also typically larger than residential real estate loans and consumer loans. Because the Company’s loan portfolio contains a significant number of construction, land acquisition and development, and non-owner occupied commercial real estate loans with relatively large balances, the deterioration of one or a few of these loans could cause a significant increase in nonperforming loans. An increase in nonperforming loans could result in a net loss of earnings from these loans, an increase in the provision for loan losses and an increase in loan charge-offs, all of which could have a material adverse effect on the Company’s financial condition and results of operations.

The Bank relies upon independent appraisals to determine the value of the real estate which secures a significant portion of its loans and the value of foreclosed properties carried on its books, and the values indicated by such appraisals may not be realizable if the Bank is forced to foreclose upon such loans or liquidate such foreclosed property.

A significant portion of the Bank’s loan portfolio consists of loans secured by real estate and the Bank still holds a significant portfolio of foreclosed properties. The Bank relies upon independent appraisers to estimate the value of such real estate. Appraisals are only estimates of value and the independent appraisers may make mistakes of fact or judgment that adversely affect the reliability of their appraisals. In addition, events occurring after the initial appraisal may cause the value of the real estate to increase or decrease. As a result of any of these factors, the real estate securing some of the Bank’s loans, and the foreclosed properties held by the Bank, may be more or less valuable than anticipated. If a default occurs on a loan secured by real estate that is less valuable than originally estimated, the Bank may not be able to recover the outstanding balance of the loan. The Bank may also be unable to sell its foreclosed properties for the values estimated by their appraisals.

The Company’s credit standards and its on-going credit assessment processes might not protect it from significant credit losses.

The Company assumes credit risk by virtue of making loans and leases and extending loan commitments and letters of credit. We manage our credit risk through a program of underwriting standards, the review of certain credit decisions and a continuous quality assessment process of credit already extended. Our exposure to credit risk is managed through the use of consistent underwriting standards that emphasize local lending while avoiding highly leveraged transactions as well as excessive industry and other concentrations. The Company’s credit administration function employs risk management techniques to help ensure that problem loans and leases are promptly identified. While these procedures are designed to provide us with the information needed to implement policy adjustments where necessary and to take appropriate corrective actions, there can be no assurance that such measures will be effective in avoiding undue credit risk.

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Purchased loans may carry a greater level of risk than loans originated by us.

As of September 30, 2014, $22.1 million or 7.84% of our loan portfolio consisted of purchased loans that were originated by other entities. Approximately $19.1 million of such loans consisted of Federal Rehabilitated Student Loans that were purchased in July of 2014. These loans were originated under the Federal Family Education Loan Program, authorized by the Higher Education Act of 1965, as amended, and carry an approximate 98% federal government guaranty as to the payment of principal and interest in the event of default. We also have $2.9 million of loan participations purchased from other banks in our portfolio. We often pay a premium on loans that we purchase. In any instance where we pay a premium to purchase a loan, we bear the risk that the purchased loan is repaid or defaults before we have fully-amortized the premium, which would cause us to suffer an economic loss. Likewise, on purchased loans, we generally will not have direct knowledge of the borrower nor will we have a history of dealing with the borrower. As a result, there is a heightened exposure to fraud. We consider these risks in our due diligence and underwriting and attempt to mitigate these risks, but they are still present in any situation where we purchase loans.

The Company’s allowance for loan losses may be insufficient.

The Company maintains an allowance for loan losses, which is a reserve established through a provision for loan losses charged to expense, that represents management’s best estimate of probable losses that have been incurred within the existing portfolio of loans. The allowance, in the judgment of management, is necessary to reserve for estimated loan losses and risks inherent in the loan portfolio.

The level of the allowance reflects management’s continuing evaluation of industry concentrations; specific credit risks; loan loss experience; current loan portfolio quality; present economic, political and regulatory conditions and unidentified losses inherent in the current loan portfolio. The determination of the appropriate level of the allowance for loan losses inherently involves a high degree of subjectivity and requires the Company to make significant estimates of current credit risks and future trends, all of which may undergo material changes. Continuing deterioration of economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside the Company’s control, may require an increase in the allowance for loan losses. In addition, bank regulatory agencies periodically review the Company’s allowance for loan losses and have in the past required an increase in the provision for loan losses or the recognition of further loan charge-offs, based on judgments different than those of management. Further, if charge-offs in future periods exceed the allowance for loan losses, the Company will need additional provisions to increase the allowance for loan losses. Any increases in the allowance for loan losses will result in a decrease in net income and, possibly capital, and may have a material adverse effect on the Company’s financial condition and results of operations.

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Nonperforming assets take significant time to resolve and adversely affect the Company’s results of operations and financial condition.

At September 30, 2014 and December 31, 2013, the Company had $23.6 million and $35.4 million of nonperforming assets, respectively, which represented 5.4% and 8.0% of the Company’s total assets, respectively, on such dates. The Company’s nonperforming assets adversely affect its net income in various ways. The Company generally does not record interest income on nonaccrual loans, which adversely affects its income and increases loan administration costs. When the Company receives collateral through foreclosures and similar proceedings, it is required to mark the related loan to the then fair market value of the collateral less estimated selling costs, which may result in a loss. An increase in the level of nonperforming assets also increases the Company’s risk profile and may affect the capital levels regulators believe are appropriate in light of such risks. We utilize various techniques such as workouts, restructurings, and loan sales to manage problem assets. Increases in or negative adjustments in the value of these problem assets, the underlying collateral, or in the borrowers’ performance or financial condition, could adversely affect our business, results of operations, and financial condition. In addition, the resolution of nonperforming assets requires significant commitments of time from management and staff, which can be detrimental to the performance of their other responsibilities, including origination of new loans. There can be no assurance that the Company will avoid further increases in nonperforming loans in the future.

The Company’s focus on lending to small to mid-sized community-based businesses may increase its credit risk.

Most of the Company’s commercial business and commercial real estate loans are made to small business or middle market customers. These businesses generally have fewer financial resources in terms of capital or borrowing capacity than larger entities and have a heightened vulnerability to economic conditions. If general economic conditions in the market areas in which the Company operates negatively impact this important customer sector, our results of operations and financial condition may be adversely affected. Moreover, a portion of these loans have been made by the Company in recent years and the borrowers may not have experienced a complete business or economic cycle. Any deterioration of the borrowers’ businesses may hinder their ability to repay their loans with the Company, which could have a material adverse effect on our financial condition and results of operations.

Changes in interest rates may have an adverse effect on the Company’s profitability.

The operations of financial institutions such as the Company are dependent to a large degree on net interest income, which is the difference between interest income from loans and investments and interest expense on deposits and borrowings. An institution’s net interest income is significantly affected by market rates of interest that in turn are affected by prevailing economic conditions, by the fiscal and monetary policies of the federal government and by the policies of various regulatory agencies. The Federal Reserve regulates the national money supply in order to manage recessionary and inflationary pressures. In doing so, the Federal Reserve may use techniques such as engaging in open market transactions of U.S. Government securities, changing the discount rate and changing reserve requirements against bank deposits. The use of these techniques may also affect interest rates charged on loans and paid on deposits. The interest rate environment, which includes both the level of interest rates and the shape of the U.S. Treasury yield curve, has a significant impact on net interest income and may also impact the value of the Company’s securities portfolio. Like all financial institutions, the Company’s balance sheet is affected by fluctuations in interest rates. Volatility in interest rates can also result in disintermediation, which is the flow of deposits away from financial institutions into direct investments, such as U.S. Government and corporate securities and other investment vehicles, including mutual funds, which, because of the absence of federal insurance premiums and reserve requirements, generally pay higher rates of return than bank deposit products.

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An inability to improve our regulatory capital position could adversely affect our operations.

Federal regulatory agencies are required by law to adopt regulations defining five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. As of September 30, 2014, the Bank exceeded applicable thresholds to be considered well capitalized; however, as a result of our Consent Order with the FDIC and Virginia BFI, the Bank currently is considered adequately capitalized. Until we are no longer subject to the capital directives contained in the Consent Order and become well capitalized for regulatory capital purposes, we cannot renew or accept brokered deposits without prior regulatory approval and we may not offer interest rates on our deposit accounts that are significantly higher than the average rates in our market area. As a result, it may be more difficult for us to attract new deposits as our existing brokered deposits mature and do not rollover, and to retain or increase non-brokered deposits. If we are not able to attract new deposits, our ability to fund our loan portfolio may be adversely affected. As a result of being adequately capitalized, we also could be subject to more frequent examinations by FDIC, restrictions on new branches and other potential limitations. In addition, we will pay higher insurance premiums to the FDIC, which will reduce our earnings.

In addition, federal law establishes mandatory and discretionary restrictions on insured depository institutions that fail to remain at least adequately capitalized, which could include: submissions and implementations of capital plans, restrictions on payment of dividends and certain management fees, increased supervisory monitoring, restrictions as to asset growth, and branching and new business lines without regulatory approval.

Declines in value may adversely impact our investment portfolio.

We have not realized any non-cash, other-than-temporary impairment charges during 2014 as a result of reductions in fair value below original cost of any investments in our investment portfolio. However, we could be required to record future impairment charges on our investment securities if they suffer any declines in value that are considered other-than-temporary. Considerations used to determine other-than-temporary impairment status to individual holdings include the length of time the stock has remained in an unrealized loss position, and the percentage of unrealized loss compared to the carrying cost of the stock, dividend reduction or suspension, market analyst reviews and expectations, and other pertinent news that would affect expectations for recovery or further decline.

The Company may not be able to meet the cash flow requirements of its depositors and borrowers or meet its operating cash needs.

Liquidity is the ability to meet cash flow needs on a timely basis at a reasonable cost. The liquidity of the Company is used to service its debt. The liquidity of the Bank is used to make loans and leases and to repay deposit liabilities as they become due or are demanded by customers. Liquidity policies and limits are established by the board of directors. The overall liquidity position of the Company and the Bank are regularly monitored to ensure that various alternative strategies exist to cover unanticipated events that could affect liquidity. Funding sources include Federal funds purchased, securities sold under repurchase agreements and non-core deposits. The Bank is a member of the Federal Home Loan Bank of Atlanta, which provides funding through advances to members that are collateralized with mortgage-related assets.

If the Company is unable to access any of these funding sources when needed, we might be unable to meet customers’ needs, which could adversely impact our financial condition, results of operations, cash flows, and level of regulatory-qualifying capital.

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We may have to rely on dividends from the Bank, but the Written Agreement prohibits payment of such dividends without prior regulatory approval.

We are a separate legal entity from the Bank. Although we have never received any dividends from the Bank, we may need such dividends in the future to pay our operating expenses. The Consent Order prohibits the Bank from paying dividends to us without the prior written approval of the FDIC and the Virginia BFI. Accordingly, our ability to receive dividends from the Bank will be restricted until the Consent Order is terminated. In addition, various federal and state statutory provisions limit the amount of dividends that subsidiary banks can pay to their holding companies without regulatory approval. The Bank is also subject to limitations under state law regarding the payment of dividends, including the requirement that the Bank not pay dividends that would reduce its capital below its applicable required capital. In addition to these explicit limitations, it is possible, depending upon the financial condition of the Bank and other factors, that the federal and state regulatory agencies could take the position that payment of dividends by the Bank would constitute an unsafe or unsound banking practice. Without the payment of dividends from the Bank, we may not be able to service our future obligations as they become due. Consequently, the inability to receive dividends from the Bank could adversely affect our financial condition, results of operations, cash flows, and prospects.

We will be subject to more stringent capital requirements in the future, which could adversely affect our results of operations and future growth.

In 2013, the Federal Reserve, the FDIC and the Office of the Comptroller of the Currency approved a new rule that will substantially amend the regulatory risk-based capital rules applicable to us. The final rule implements the “Basel III” regulatory capital reforms and changes required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). The final rule includes new minimum risk-based capital and leverage ratios which will be effective for us on January 1, 2015, and refines the definition of what constitutes “capital” for purposes of calculating these ratios. The new minimum capital requirements will be (i) a common equity Tier 1 capital ratio of 4.5% and (ii) a Tier 1 to risk-based assets capital ratio of 6%, which is increased from 4%. The requirements of a total capital ratio of 8% and a Tier 1 leverage ratio of 4% will remain unchanged. The final rule also establishes a “capital conservation buffer” of 2.5% above the new regulatory minimum capital ratios, and when fully effective in 2019, will result in the following minimum ratios: (a) a common equity Tier 1 capital ratio of 7.0%; (b) a Tier 1 to risk-based assets capital ratio of 8.5%; and (c) a total capital ratio of 10.5%. The new capital conservation buffer requirement will be phased in beginning in January 2016 at 0.625% of risk-weighted assets and will increase each year until fully implemented in January 2019. An institution will be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that can be utilized for such activities. In addition, the final rule provides for a number of new deductions from and adjustments to capital and prescribes a revised approach for risk weightings that could result in higher risk weights for a variety of asset categories.

The application of these more stringent capital requirements to us could, among other things, result in lower returns on equity, require us to raise additional capital, adversely affect our future growth opportunities, and result in regulatory actions such as a prohibition on the payment of dividends or on the repurchase shares if we were unable to comply with such requirements.

New regulations could adversely impact our earnings due to, among other things, increased compliance costs or costs due to noncompliance.

The Consumer Financial Protection Bureau has issued a rule, effective as of January 10, 2014, designed to clarify for lenders how they can avoid monetary damages under the Dodd-Frank Act, which would hold lenders accountable for ensuring a borrower’s ability to repay a mortgage. Loans that satisfy this “qualified mortgage” safe-harbor will be presumed to have complied with the new ability-to-repay standard. Under the Consumer Financial Protection Bureau’s rule, a “qualified mortgage” loan must not contain certain specified features, including but not limited to:

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•	excessive upfront points and fees (those exceeding 3% of the total loan amount, less “bona fide discount points” for prime loans);
•	interest-only payments;
•	negative-amortization; and
•	terms longer than 30 years.

Also, to be considered a “qualified mortgage,” a borrower’s total monthly debt-to-income ratio may not exceed 43%. Lenders must also verify and document the income and financial resources relied upon to qualify the borrower for the loan and underwrite the loan based on a fully amortizing payment schedule and maximum interest rate during the first five years, taking into account all applicable taxes, insurance and assessments. The Consumer Financial Protection Bureau’s rule on qualified mortgages could limit our ability or desire to make certain types of loans or loans to certain borrowers, or could make it more expensive or time consuming to make these loans, which could adversely impact our growth or profitability.

Additionally, on December 10, 2013, five financial regulatory agencies, including our primary federal regulator, the FDIC, adopted final rules implementing a provision of the Dodd-Frank Act commonly referred to as the Volcker Rule. The final rules prohibit banking entities from, among other things, engaging in short term proprietary trading of securities, derivatives, commodity futures and options on these instruments for their own account; or owning, sponsoring, or having certain relationships with hedge funds or private equity funds, referred to as “covered funds.” On January 14, 2014, the five financial regulatory agencies approved an adjustment to the final rule by allowing banks to keep certain collateralized debt obligations (“CDOs”) acquired before the Volcker Rule was finalized, if the CDOs were established before May 2010 and are backed primarily by trust preferred securities issued by banks with less than $15 billion in assets. The rules were effective April 1, 2014, but the conformance period has been extended from its statutory end date of July 21, 2014 until July 21, 2017. While we do not believe that the Volcker Rule will require us to divest any securities in our portfolio, our investment strategy could be limited and our compliance costs could increase as a result of the rule.

Holders of the Series A preferred stock currently have the right to elect two directors to our board of directors.

On May 1, 2009, the Company issued 14,738 shares of Series A preferred stock to the United States Department of the Treasury (the “Treasury”) in connection with the Troubled Asset Relief Program. In November 2013, we participated in a successful auction of the Series A preferred stock by the Treasury that resulted in the purchase of the securities by private and institutional investors. This freed us from some constraints and costs that were in place while the Treasury held the shares. However, in accordance with our Articles, because we have failed to pay dividends on the Series A preferred stock for six dividend periods, the holders of the Series A preferred stock are entitled to nominate up to two directors to serve on our board. We would be required to increase the size of the board to accommodate such additional directors and holders of the Series A preferred stock, together with the holders of any outstanding parity stock with like voting rights, voting as a single class, would be entitled to elect the two additional members of our board of directors at the next annual meeting (or at a special meeting called for the purpose of electing these directors prior to the next annual meeting), and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The holders of the Series A preferred stock have not nominated directors to our board and have not indicated to us that they plan to do so.

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The Company’s dependency on its management team and the unexpected loss of any of these personnel could adversely affect operations.

The Company’s success is, and is expected to remain, highly dependent on our senior management team. This is particularly true because, as a community bank, we depend on our management team’s ties to the community and customer relationships to generate business for us. The Company’s growth will continue to place significant demands on our management, and the loss of any such person’s services may have an adverse effect upon our growth and profitability. If the Company fails to retain, or continue to recruit, qualified employees, our growth and profitability could be adversely affected.

The soundness of other financial institutions could adversely affect us.

Our ability to engage in routine funding transactions could be adversely affected by the actions and commercial soundness of other financial institutions. Financial services institutions are interrelated as a result of trading, clearing, counterparty or other relationships. We have exposure to many different industries and counterparties, and we routinely execute transactions with counterparties in the financial industry. As a result, defaults by, or even rumors or questions about, one or more financial services institutions, or the financial services industry generally, have led to market-wide liquidity problems and could lead to losses or defaults by us or by other institutions. Many of these transactions expose us to credit risk in the event of default of our counterparty or client. In addition, our credit risk may be exacerbated when the collateral held by us cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the financial instrument exposure due us. There is no assurance that any such losses would not materially and adversely affect our results of operations.

Changes in economic conditions and related uncertainties may have an adverse effect on the Company’s profitability.

Commercial banking is affected, directly and indirectly, by local, domestic, and international economic and political conditions, and by governmental monetary and fiscal policies. Conditions such as inflation, recession, unemployment, volatile interest rates, tight money supply, real estate values, international conflicts and other factors beyond the Company’s control may adversely affect the potential profitability of the Company. Any future rises in interest rates, while increasing the income yield on the Company’s earnings assets, may adversely affect loan demand and the cost of funds and, consequently, the profitability of the Company. Any future decreases in interest rates may adversely affect the Company’s profitability because such decreases may reduce the amounts that the Company may earn on its assets. A return to a recessionary climate could result in the delinquency of outstanding loans. Management does not expect any one particular factor to have a material effect on the Company’s results of operations. However, downtrends in several areas, including real estate, construction and consumer spending, could have a material adverse impact on the Company’s profitability.

The supervision and regulation to which the Company is subject can be a competitive disadvantage.

The operations of the Company and the Bank are heavily regulated and will be affected by present and future legislation and by the policies established from time to time by various federal and state regulatory authorities. In particular, the monetary policies of the Federal Reserve have had a significant effect on the operating results of banks in the past, and are expected to continue to do so in the future. Among the instruments of monetary policy used by the Federal Reserve to implement its objectives are changes in the discount rate charged on bank borrowings and changes in the reserve requirements on bank deposits. It is not possible to predict what changes, if any, will be made to the monetary policies of the Federal Reserve or to existing federal and state legislation or the effect that such changes may have on the future business and earnings prospects of the Company.

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The competition the Company faces is increasing and may reduce our customer base and negatively impact the Company’s results of operations.

There is significant competition among banks in the market areas served by the Company. In addition, as a result of deregulation of the financial industry, the Bank also competes with other providers of financial services such as savings and loan associations, credit unions, consumer finance companies, securities firms, insurance companies, the mutual funds industry, full service brokerage firms and discount brokerage firms, some of which are subject to less extensive regulations than the Company with respect to the products and services they provide. Some of the Company’s competitors have greater resources than the Company and, as a result, may have higher lending limits and may offer other services not offered by our Company.

Our deposit insurance premium could be substantially higher in the future which would have an adverse effect on our future earnings.

The FDIC insures deposits at FDIC-insured financial institutions, including the Bank. The FDIC charges insured financial institutions premiums to maintain the Deposit Insurance Fund at a certain level. The recent recession increased bank failures. Further failures, or the expectation that such failures are likely, may result in the FDIC raising deposit premiums. In addition, the deposit insurance limit on FDIC deposit insurance coverage has increased from $100,000 to $250,000, which may result in even larger losses to the Deposit Insurance Fund. These developments and our financial condition have caused an increase to our assessment, and the FDIC may be required to make additional increases to the assessment rates and levy additional special assessments on us. Higher assessments increase our non-interest expense.

Changes in accounting standards could impact reported earnings.

The authorities that promulgate accounting standards, including the Financial Accounting Standards Board, the Commission, and other regulatory authorities, periodically change the financial accounting and reporting standards that govern the preparation of the Company’s consolidated financial statements. These changes are difficult to predict and can materially impact how the Company records and reports its financial condition and results of operations. In some cases, the Company could be required to apply a new or revised standard retroactively, resulting in the restatement of financial statements for prior periods. Such changes could also require the Company to incur additional personnel or technology costs.

Concern of customers over deposit insurance may cause a decrease in deposits.

With the continuing news about bank failures, customers are increasingly concerned about the extent to which their deposits are insured by the FDIC. Customers may withdraw deposits in an effort to ensure that the amount they have on deposit with us is fully insured. Decreases in deposits may adversely affect our liquidity, funding sources and costs and net income.

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If the Company fails to maintain an effective system of internal controls, it may not be able to accurately report its financial results or prevent fraud. As a result, current and potential shareholders could lose confidence in the Company’s financial reporting, which could harm its business and the trading price of its common stock.

The Company has established a process to document and evaluate its internal controls over financial reporting in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the related regulations, which require annual management assessments of the effectiveness of the Company’s internal controls over financial reporting. In this regard, management has dedicated internal resources, engaged outside consultants and adopted a detailed work plan to (i) assess and document the adequacy of internal controls over financial reporting, (ii) take steps to improve control processes, where appropriate, (iii) validate through testing that controls are functioning as documented and (iv) implement a continuous reporting and improvement process for internal control over financial reporting. The Company’s management and audit committee have made the Company’s compliance with Section 404 a high priority and believe that its system of internal controls is effective. However, the Company cannot be certain that these measures will ensure that the Company implements and maintains adequate controls over its financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s operating results or cause the Company to fail to meet its reporting obligations. If the Company fails to correct any issues in the design or operating effectiveness of internal controls over financial reporting, or fails to prevent fraud, current and potential shareholders could lose confidence in the Company’s financial reporting, which could harm its business and the trading price of its common stock.

The Company is subject to a variety of operational risks, including reputational risk, legal and compliance risk, and the risk of fraud or theft by employees or outsiders.

The Company is exposed to many types of operational risks, including reputational risk, legal and compliance risk, the risk of fraud or theft by employees or outsiders, and unauthorized transactions by employees or operational errors, including clerical or record-keeping errors or those resulting from faulty or disabled computer or telecommunications systems. Negative public opinion can result from its actual or alleged conduct in any number of activities, including lending practices, corporate governance and acquisitions and from actions taken by government regulators and community organizations in response to those activities. Negative public opinion can adversely affect its ability to attract and keep customers and can expose the Company to litigation and regulatory action.

Because the nature of the financial services business involves a high volume of transactions, certain errors may be repeated or compounded before they are discovered and successfully rectified. The Company’s necessary dependence upon automated systems to record and process its transaction volume may further increase the risk that technical flaws or employee tampering or manipulation of those systems will result in losses that are difficult to detect. The Company also may be subject to disruptions of its operating systems arising from events that are wholly or partially beyond its control (for example, computer viruses or electrical or telecommunications outages), which may give rise to disruption of service to customers and to financial loss or liability. The Company is further exposed to the risk that its external vendors may be unable to fulfill their contractual obligations (or will be subject to the same risk of fraud or operational errors by their respective employees as the Company is) and to the risk that its (or its vendors’) business continuity and data security systems prove to be inadequate. The occurrence of any of these risks could result in a diminished ability of the Company to operate its business, potential liability to clients, reputational damage and regulatory intervention, which could adversely affect its business, financial condition and results of operations, perhaps materially.

The Company relies on other companies to provide key components of its business infrastructure.

Third parties provide key components of the Company’s business infrastructure, for example, system support and network access. While the Company has selected these third party vendors carefully, it does not control their actions. Any problems caused by these third parties, including those resulting from their failure to provide services for any reason or their poor performance of services, could adversely affect the Company’s ability to deliver products and services to its customers and otherwise conduct its business. Replacing these third party vendors could also entail significant delay and expense.

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The Company is a defendant in a variety of litigation and other actions, which may have a material adverse effect on its financial condition and results of operation.

The Company may be involved from time to time in a variety of litigation arising out of its business. The Company’s insurance may not cover all claims that may be asserted against us, and any claims asserted against us, regardless of merit or eventual outcome, may harm our reputation. Should the ultimate judgments or settlements in any litigation exceed the Company’s insurance coverage, they could have a material adverse effect on our financial condition and results of operations for any period. In addition, the Company may not be able to obtain appropriate types or levels of insurance in the future, nor may the Company be able to obtain adequate replacement policies with acceptable terms, if at all.

Consumers may increasingly decide not to use the Bank to complete their financial transactions, which would have a material adverse impact on the Company’s financial condition and operations.

Technology and other changes are allowing parties to complete financial transactions through alternative methods that historically have involved banks. For example, consumers can now maintain funds that would have historically been held as bank deposits in brokerage accounts, mutual funds or general-purpose reloadable prepaid cards. Consumers can also complete transactions such as paying bills or transferring funds directly without the assistance of banks. The process of eliminating banks as intermediaries, known as “disintermediation,” could result in the loss of fee income, as well as the loss of customer deposits and the related income generated from those deposits. The loss of these revenue streams and the lower cost of deposits as a source of funds could have a material adverse effect on our financial condition and results of operations.

The Company’s operations may be adversely affected by cyber security risks.

In the ordinary course of business, the Company collects and stores sensitive data, including proprietary business information and personally identifiable information of our customers and employees in systems and on networks. The secure processing, maintenance and use of this information is critical to operations and our business strategy. The Company has invested in accepted technologies, and continually reviews processes and practices that are designed to protect our networks, computers and data from damage or unauthorized access. Despite these security measures, the Company’s computer systems and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions. A breach of any kind could compromise systems and the information stored there could be accessed, damaged or disclosed. A breach in security could result in legal claims, regulatory penalties, disruption in operations, and damage to the Company’s reputation, which could adversely affect our business.

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USE OF PROCEEDS

The proceeds to us from the offering will depend on the number of subscription rights that are exercised by shareholders and the number of shares purchased by the standby investor pursuant to the Standby Purchase Agreement. We estimate that the gross proceeds of the offering to us, before expenses, will be $12,622,392, assuming that the offering is fully-subscribed and that the subscription price is $12.00 per share (the middle of the anticipated subscription price range). The following table sets forth the calculation of our net proceeds from the offering. Because we have not conditioned the offering on the sale of a minimum number of shares, we are presenting this information assuming the basic subscription privilege is exercised with respect to 0%, 25%, 50% and 100% of the subscription rights held by shareholders.

	0% of Basic Subscriptions Exercised	25% of Basic Subscriptions Exercised	50% of Basic Subscriptions Exercised	100% of Basic Subscriptions Exercised
Shares sold pursuant to the basic subscription privilege (1)	0	262,966	525,933	1,051,866
Shares issued to standby investor in exchange for preferred stock (2)	336,872	382,656	382,656	0
Shares purchased by standby investor for cash (2)	0	206,871	143,277	0
Gross offering proceeds (3)	$0	$5,638,045	$8,030,524	$12,622,392
Sales agents’ fees and expenses (4)	277,123	554,940	643,008	579,896
Other offering expenses	237,500	237,500	237,500	237,500
Net proceeds (expenses) to us	$(514,623)	$4,845,605	$7,150,016	$11,804,996

____________

(1)	If enough shares are purchased by shareholders through the exercise of their basic subscription rights, there will not be sufficient shares of common stock available to exchange all of the 9,023 shares of Series A preferred stock that the standby investor is expected to own as of the closing date. In such a scenario, we may seek to repurchase for cash any or all of the shares of Series A preferred stock owned by the standby investor that are not exchanged in the offering. Prior to repurchasing shares of Series A preferred stock for cash, we would be required to bring current the deferred interest payments on our junior subordinated debt securities ($1,009,712 as of September 30, 2014). We would also need to obtain the prior approval of the Reserve Bank to both bring current such deferred interest payments as well as to repurchase the shares of our Series A preferred stock for cash. No assurances can be given that the necessary approvals would be granted or would be granted without unacceptable conditions.
(2)	Assumes that the standby investor will be permitted to own a maximum of 49% of the Company’s outstanding shares of common stock on a fully-diluted basis after the offering without the Company incurring an “ownership change” under Section 382(g) of the Code. The actual percentage that he will be permitted to own may be slightly less than 49% and will depend on a number of factors that will not be known until completion of the offering. Assumes that, in lieu of accepting cash, we elect to exchange as many as possible of the 9,023 shares of Series A preferred stock that the standby investor is expected to own as of the closing date for shares of our common stock in the offering based on a $500.34 per share valuation for 4,023 of such shares of Series A preferred stock currently owned by the standby investor, and a $515.80 per share valuation for 5,000 of such shares of Series A preferred stock expected to be acquired by the standby investor.
(3)	Only cash proceeds are reflected as gross offering proceeds.

(Footnotes continue on the following page.)

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(4)	Payable to Compass Point Research & Trading, LLC and Boenning & Scattergood, Inc., our sales agents. The terms of our arrangement with the sales agents are described under “Plan of Distribution.”

In order of priority, we intend to use approximately $500,000 of the net proceeds to improve our capital position, approximately $5.0 million of the net proceeds to infuse the Bank with additional capital to help achieve and maintain the capital ratios required by the Bank’s Consent Order, and any remaining net proceeds for general corporate purposes. The following table shows the impact on the Bank’s capital ratios assuming $5.0 million of net proceeds from the offering are contributed to the Bank. In addition to improving the following capital ratios, such additional capital will also improve the Bank’s ratio of capital to nonperforming assets and provide support for asset growth for the foreseeable future.

	Capital Ratios of Village Bank September 30, 2014
	Actual	Pro forma (1)	Requirements of Consent Order	Requirements to be Considered Well Capitalized

Total risk-based capital to risk-weighted assets	11.88%	13.60%	11.00%	10.00%
Tier 1 capital to risk-weighted assets	10.62%	12.35%	—%	6.00%
Tier 1 capital to average assets	7.11%	8.27%	8.00%	5.00%

____________

(1)	Assumes we contribute to the Bank $5.0 million of the net proceeds from the offering.

We experienced operating losses in the years ended December 31, 2011, 2012 and 2013 and for the nine months ended September 30, 2014, and the amount of capital needed to improve the Bank’s capital ratios and support our future operations may increase in the event of future operating losses or other events. We cannot assure you that we will not need to seek additional financing or engage in additional capital raising transactions in the future. If we are unable to raise sufficient capital to meet our objectives, including our objective to provide additional capital for the Bank to help achieve and maintain the capital ratios required by the Bank’s Consent Order, we would expect to explore alternative methods of raising additional capital. These alternatives may include, among others, a public offering or private placement of common stock or securities convertible into common stock, preferred stock or debt. Our board of directors considered several alternative capital-raising methods prior to concluding that the offering was the best option under the current circumstances. Any future issuance of additional shares of common stock or convertible securities will dilute the percentage ownership interest of our shareholders, may dilute the book value per share of our common stock, and could adversely affect the terms on which we are able to obtain additional capital. Such shares may also be sold at prices that are lower than the subscription price and/or the prevailing market price of shares of our common stock, which could cause the market price of our common stock to fall.

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CAPITALIZATION

The following table presents our capitalization as of September 30, 2014 (i) on an actual basis, and (ii) on an as-adjusted basis to give effect to (a) the sale of shares of common stock in this offering, and (b) the exchange of as many as possible of the 9,023 shares of Series A preferred stock that are expected to be held by the standby investor as of the closing date for shares of our common stock in the offering based on a $500.34 per share valuation for 4,023 of such shares of Series A preferred stock currently owned by the standby investor, and a $515.80 per share valuation for 5,000 of such shares of Series A preferred stock expected to be acquired by the standby investor.  We are presenting this information assuming the basic subscription privilege is exercised with respect to 0%, 25%, 50% and 100% of the subscription rights held by shareholders, for net expenses of $(514,623) and net proceeds of $4.85 million, $7.15 million and $11.80 million, respectively, as set forth under “Use of Proceeds.”

The following data should be read in conjunction with the section entitled “Use of Proceeds” and the financial information incorporated by reference in this prospectus, including our historical financial statements and related notes.

	September 30, 2014 (dollars in thousands)
	Actual	Pro Forma
		0%	25%	50%	100%
Shareholders’ equity:
Preferred stock, $4.00 par value; $1,000 liquidation preference; 1,000,000 shares authorized; 14,738 shares issued and outstanding (actual); 6,795, 5,715, 5,715 and 14,738 shares issued and outstanding (pro forma) (1)	$59	$27	$23	$23	$59
Common stock, $4.00 par value; 10,000,000 shares authorized; 350,622 shares issued and outstanding (actual); 687,494, 1,203,115, 1,402,488 and 1,402,488 shares issued and outstanding (pro forma)	1,402	2,749	4,812	5,609	5,609
Additional paid-in capital	58,059	57,979	61,517	63,023	65,657
Retained deficit	(39,829)	(39,829)	(39,829)	(39,829)	(39,829)
Common stock warrant	732	732	732	732	732
Stock in directors rabbi trust	(878)	(878)	(878)	(878)	(878)
Directors deferred fees obligation	878	878	878	878	878
Accumulated other comprehensive loss	(1,688)	(1,688)	(1,688)	(1,688)	(1,688)
Total shareholders’ equity	$18,735	$19,970	$25,567	$27,870	$30,540

Consolidated Capital Ratios:
Total capital to risk-weighted assets	11.15%	11.57%	13.48%	14.27%	15.18%
Tier 1 capital to risk-weighted assets	7.47%	7.89%	9.80%	10.59%	11.50%
Tier 1 capital to average assets	5.02%	5.31%	6.59%	7.12%	7.73%

(Footnote is on the following page.)

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____________

(1)	Assumes that, in lieu of accepting cash, we elect to exchange as many as possible of the 9,023 shares of Series A preferred stock that the standby investor is expected to own as of the closing date for shares of our common stock in the offering based on a $500.34 per share valuation for 4,023 of such shares of Series A preferred stock currently owned by the standby investor, and a $515.80 per share valuation for 5,000 of such shares of Series A preferred stock expected to be acquired by the standby investor. If enough shares are purchased by shareholders through the exercise of their basic subscription rights, there will not be sufficient shares of common stock available to exchange all of the 9,023 shares of Series A preferred stock that the standby investor is expected to own as of the closing date. In such a scenario, we may seek to repurchase for cash any or all of the shares of Series A preferred stock owned by the standby investor that are not exchanged in the offering. Prior to repurchasing shares of Series A preferred stock for cash, we would be required to bring current the deferred interest payments on our junior subordinated debt securities ($1,009,712 as of September 30, 2014). We would also need to obtain the prior approval of the Reserve Bank to both bring current such deferred interest payments as well as to repurchase the shares of our Series A preferred stock for cash. No assurances can be given that the necessary approvals would be granted or would be granted without unacceptable conditions. Assumes that the standby investor will be permitted to own a maximum of 49% of the Company’s outstanding shares of common stock on a fully-diluted basis after the offering without the Company incurring an “ownership change” under Section 382(g) of the Code. The actual percentage that he will be permitted to own may be slightly less than 49% and will depend on a number of factors that will not be known until completion of the offering.

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DILUTION

Dilution represents the difference between the amount per share paid by purchasers of common stock in the offering and the tangible common equity per share of common stock immediately after the offering. The following table presents the tangible common equity of the Company as of September 30, 2014 (i) on an actual basis, and (ii) on an as-adjusted basis to give effect to (a) the sale of shares of common stock in this offering at a subscription price is $12.00 per share (the middle of the anticipated subscription price range), and (b) the exchange of as many as possible of the 9,023 shares of Series A preferred stock that are expected to be held by the standby investor as of the closing date for shares of our common stock in the offering based on a $500.34 per share valuation for 4,023 of such shares of Series A preferred stock currently owned by the standby investor, and a $515.80 per share valuation for 5,000 of such shares of Series A preferred stock expected to be acquired by the standby investor.  We are presenting this information assuming the basic subscription privilege is exercised with respect to 0%, 25%, 50% and 100% of the subscription rights held by shareholders, for net expenses of $(514,623) and net proceeds of $4.85 million, $7.15 million and $11.80 million, respectively, as set forth under “Use of Proceeds.”

	September 30, 2014 (dollars in thousands except per share amounts)
	Actual	Pro Forma
		0%	25%	50%	100%

Total equity	$18,735	$18,735	$18,735	$18,735	$18,735
Preferred equity (1)	(14,738)	(6,794)	(5,715)	(5,715)	(14,738)

Common equity	3,997	11,941	13,020	13,020	3,997
Intangibles	(222)	(222)	(222)	(222)	(222)
Net proceeds (expenses) to us	0	(515)	4,845	7,150	11,805
Dividends forgiven on Series A preferred stock (1)	0	1,667	1,986	1,986	0
Tangible common equity	$3,775	$12,871	$19,629	$21,934	$15,580

Shares of common stock outstanding (1)	350,622	687,494	1,203,115	1,402,488	1,402,488
Tangible common equity per share	$10.77	$18.72	$16.32	$15.64	$11.11
Offering price per share	$12.00	$12.00	$12.00	$12.00	$12.00
Dilution (accretion) per share	$1.23	$(6.72)	$(4.32)	$(3.64)	$0.89

 ____________

(1)	Assumes that, in lieu of accepting cash, we elect to exchange as many as possible of the 9,023 shares of Series A preferred stock that the standby investor is expected to own as of the closing date for shares of our common stock in the offering based on a $500.34 per share valuation for 4,023 of such shares of Series A preferred stock currently owned by the standby investor, and a $515.80 per share valuation for 5,000 of such shares of Series A preferred stock expected to be acquired by the standby investor. If enough shares are purchased by shareholders through the exercise of their basic subscription rights, there will not be sufficient shares of common stock available to exchange all of the 9,023 shares of Series A preferred stock that the standby investor is expected to own as of the closing date. In such a scenario, we may seek to repurchase for cash any or all of the shares of Series

(Footnote continues on the following page.)

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A preferred stock owned by the standby investor that are not exchanged in the offering. Prior to repurchasing shares of Series A preferred stock for cash, we would be required to bring current the deferred interest payments on our junior subordinated debt securities ($1,009,712 as of September 30, 2014). We would also need to obtain the prior approval of the Reserve Bank to both bring current such deferred interest payments as well as to repurchase the shares of our Series A preferred stock for cash. No assurances can be given that the necessary approvals would be granted or would be granted without unacceptable conditions. Assumes that the standby investor will be permitted to own a maximum of 49% of the Company’s outstanding shares of common stock on a fully-diluted basis after the offering without the Company incurring an “ownership change” under Section 382(g) of the Code. The actual percentage that he will be permitted to own may be slightly less than 49% and will depend on a number of factors that will not be known until completion of the offering.

As the table above shows, the proposed exchange of the standby investor’s Series A preferred stock for common stock, and the associated forgiveness of accrued dividends on such shares of Series A preferred stock, would cause the offering to be accretive to tangible common equity. If, however, we are unable to exchange some or all of the standby investor’s shares of Series A preferred stock for common stock, purchasers of common stock in the offering may experience immediate dilution on new shares based on the difference between pro forma tangible common equity per share and the subscription price per share.

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THE OFFERING

The Subscription Rights

We are distributing, at no charge, to the record holders of our shares of common stock as of [•], 20[•], non-transferable subscription rights to purchase up to an aggregate of 1,051,866 shares of our common stock at the subscription price.

Each eligible holder of record of shares of our common stock will receive one subscription right to purchase three shares of common stock for each share of common stock owned by such holder as of 5:00 p.m., Eastern Time, on the record date. Each subscription right will entitle the holder to a basic subscription privilege and an oversubscription privilege.

We intend to keep the offering open until [•], 20[•], unless our board of directors, in its sole discretion, extends the offering period for up to 30 days until [•], 20[•].

The Subscription Privilege

The basic subscription privilege of each subscription right entitles you to purchase three shares of our common stock, upon delivery of the required documents and payment of the subscription price, prior to the expiration of the offering. You will receive one subscription right for each share of our common stock you own as of 5:00 p.m., Eastern Time, on the record date. You may exercise all or a portion of your basic subscription privilege; however, if you exercise less than your full basic subscription privilege, you will not be entitled to purchase shares under your oversubscription privilege.

We will not issue fractional shares of common stock in the offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded down to the nearest whole number that a holder would otherwise be entitled to purchase, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Oversubscription Privilege

If you purchase all of the shares of our common stock available to you pursuant to your basic subscription privilege, you may also subscribe to purchase additional shares should they be available after purchases by (i) all shareholders exercising their basic subscription privilege and (ii) the standby investor under the Standby Purchase Agreement. However, the oversubscription privilege will only be offered for an aggregate number of shares that, when combined with the number of shares purchased pursuant to the shareholders’ basic subscription privilege and by the standby investor, does not exceed 1,051,866 shares. We can provide no assurances that you will actually be able to purchase any shares of common stock upon the exercise of your oversubscription privilege.

In order to properly exercise your oversubscription privilege, you must deliver the subscription payment related to your oversubscription privilege prior to the expiration of the offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the offering, if you wish to maximize the number of shares you purchase pursuant to your oversubscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock that may be available to you (i.e., assuming you fully exercise your basic subscription privilege and are allotted the full amount of your oversubscription as elected by you).

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If oversubscription requests exceed the number of shares of common stock available for sale after purchases by (i) all shareholders exercising their basic subscription privilege and (ii) the standby investor under the Standby Purchase Agreement, then we will allocate the available shares of common stock among shareholders who oversubscribed as we deem appropriate. When determining how to allocate such remaining shares, we may give priority to those oversubscription purchasers that we believe will develop future business relationships with us, refer business to us or purchase additional shares of our common stock on the open market after the closing of the offering.

We will credit the account of each rights holder with shares of our common stock purchased pursuant to the exercise of the oversubscription privilege as soon as practicable after the offering has expired.

To the extent the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the oversubscription privilege is less than the amount you actually paid in connection with the exercise of the oversubscription privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments received by the subscription agent will be returned to you, without interest or penalty, as soon as practicable. To the extent the amount you actually paid in connection with the exercise of the oversubscription privilege is less than the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the oversubscription privilege, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the oversubscription privilege.

Limitations on Amount You May Purchase

Other than the standby investor or any shareholder that owns, as of the date of this prospectus, more than 5% of our common stock, a person or entity may not exercise subscription rights (including the oversubscription privilege) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any of the following related persons or entities, owning 5% or more of our issued and outstanding shares of common stock following the offering, or that would otherwise require regulatory approval:

•	your immediate family, including your spouse, father, mother, stepfather, stepmother, brother, sister, stepbrother, stepsister, son, daughter, stepson, stepdaughter, grandparent, grandson, granddaughter, father-in-law, mother-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and the spouse of any of the foregoing;
•	companies, partnerships, trusts, or other entities in which you are a trustee, have a controlling beneficial interest, or hold a senior management position; or
•	other persons who may be your associates or persons acting in concert with you.

The term “associate” is used above to indicate any of the following relationships with a person:

•	any corporation or organization, other than the company or a subsidiary thereof, of which a person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;
•	any trust or other estate, if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the estate (although a person who has a substantial beneficial interest in one of our tax-qualified or non-tax-qualified employee plans, or who is a trustee or fiduciary of the plan is not an associate of the plan, and our tax-qualified employee plans are not associates of a person);
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•	any person who is related by blood or marriage to such person and who is a director or senior officer of the company or a subsidiary thereof; and
•	any person acting in concert with the persons or entities specified above.

A person or company that acts in concert with another person, company, or other party shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

Any person or entity, together with related persons or entities, that exercises subscription rights (including the oversubscription privilege) to purchase shares of our common stock that, when aggregated with their existing ownership, results in such person or entity, together with any related persons or entities, owning 3% or more of our issued and outstanding shares of common stock following the offering will be required to enter into an agreement prohibiting such person or entity from purchasing additional shares that would result in such person or entity owning more than 5% of our common stock.

In addition, we will not issue shares of common stock pursuant to the exercise of the basic subscription privilege or the oversubscription privilege to any shareholder who, in our sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own, or control such shares, or if other regulatory approvals may be required. If we elect not to issue shares in such case, such shares will become available to satisfy any oversubscription by other shareholders pursuant to their oversubscription privilege.

Furthermore, the Standby Purchase Agreement requires that we not accept any subscriptions or oversubscriptions that we believe may have an unfavorable effect on our ability to preserve our net operating loss deferred tax asset. Notwithstanding any other information presented in this prospectus, we do not intend to accept any oversubscriptions that we believe may have an unfavorable effect on our ability to preserve our net operating loss deferred tax asset. For more information, see the section of this prospectus entitled “Our Net Operating Loss Deferred Tax Asset” on page [•].

Uncertified Delivery of Shares of Common Stock Acquired in the Offering

All shares of our common stock that you purchase in the offering will be issued electronically in book-entry (uncertificated) form. If you are a shareholder of record as of the record date and purchase shares in the offering by submitting a subscription rights certificate, other subscription materials, and payment, we will issue the new shares as soon as practicable after the completion of the offering, and you will receive confirmation from the subscription agent by mail that your shares were electronically issued. If, as of the record date, your shares were held by a custodian bank, broker, dealer, or other nominee, and you participate in the offering, your custodian bank, broker, dealer, or other nominee will be credited with the shares of common stock you purchase in the offering as soon as practicable after the completion of the offering, and your nominee will credit your account with such shares. Until your shares have been issued in book-entry form or your account is credited with such shares, you may not be able to sell your shares.

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Reasons for the Offering

We are conducting the offering to improve our capital position, provide additional capital for the Bank to help achieve and maintain the capital ratios required by the Bank’s Consent Order, and for general corporate purposes. If sufficient proceeds are generated in the offering, we intend to contribute to the Bank approximately $5.0 million of additional capital. If contributed to the Bank, such capital will cause the Bank’s regulatory capital ratios to exceed the thresholds required by the Consent Order and exceed the capital levels established under the prompt corrective action regulations for well-capitalized institutions. See “Summary − Village Bank and Trust Financial Corp.” Such capital will also improve the Bank’s ratio of capital to nonperforming assets and provide support for asset growth for the foreseeable future. We believe that raising additional capital is prudent in light of current market conditions and the related impact on our financial condition. Our board of directors has chosen to raise capital through a rights offering to give our shareholders the opportunity to prevent ownership dilution by acquiring additional shares of common stock in the offering. Our board of directors also considered several alternative capital-raising methods prior to concluding that the offering was the best option under the current circumstances. We believe that the offering will strengthen our financial condition by raising additional capital; however, our board of directors is making no recommendation regarding your exercise of the subscription rights. We cannot assure you that we will not need to seek additional financing or engage in additional capital offerings in the future.

Effect of Offering on Existing Shareholders

The ownership interests and voting interests of the existing shareholders that do not fully exercise their basic subscription privilege may be significantly diluted. For more information, see below under the heading “− Outstanding Shares of Common Stock After the Offering.”

Insider Participation

Certain of our directors and officers have indicated that they intend to participate in the offering, although they are not required to do so. Collectively, we expect our directors and officers, together with their affiliates, to purchase up to approximately 85,000 shares in the offering for an aggregate investment of approximately $[•]. As of the record date, our directors and officers, together with their affiliates, beneficially own approximately 116,710 shares of common stock (excluding shares underlying options) and are entitled to purchase approximately 350,130 shares in the offering by exercising their respective basic subscription privileges on the same terms and conditions applicable to all shareholders. Following the offering, our directors and officers, together with their affiliates, are expected to own an aggregate of approximately 201,710 shares of common stock, or approximately 14.4% of our total outstanding shares of common stock if we sell, or exchange for shares of Series A preferred stock, all 1,051,866 shares offered in the offering.

Although directors and officers will be investing their own money in the offering, our board of directors makes no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our common stock, our business, and the offering.

Method of Exercising Subscription rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Record Holders

If you are a record holder of our common stock, the number of rights you may exercise pursuant to the basic subscription privilege will be indicated on the subscription rights certificate delivered to you. You may exercise your subscription rights by (i) properly completing and executing the subscription rights certificate and forwarding it to the subscription agent at the address set forth below in this section under the heading “− Subscription Agent,” and (ii) delivering your full subscription payment to the subscription agent through the method described below in this section under the heading “− Payment Method” and in the subscription materials, each prior to the expiration of the offering.

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Subscription by Beneficial Owners

If your shares of common stock are held in the name of a broker, dealer, custodian bank, or other nominee, you are a beneficial owner of our shares of common stock and will not receive a subscription rights certificate. Instead, one subscription right will be issued to the nominee record holder for each share of our common stock that you own as of the record date, and you will receive an instruction form to exercise your subscription rights through the nominee record holder. Each subscription right entitles you to purchase three shares of our common stock at the subscription price. We will ask your nominee record holder to notify you of the offering. If you are not contacted by your broker, dealer, custodian bank, or other nominee but believe you are entitled to subscription rights, you should promptly contact your broker, dealer, custodian bank, or other nominee in order to subscribe for shares of our common stock in the offering.

If you hold your shares of our common stock in the name of a broker, dealer, custodian bank, or other nominee, your nominee must exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time, [•], 20[•] expiration date we have established for the offering, by which you must provide it with your instructions to exercise your subscription rights and pay for your shares. We are not responsible if you do not receive notice from your broker, dealer, custodian bank, or other nominee or if you do not receive notice in time to respond to your nominee by the deadline established by the nominee.

If you have any questions regarding completing a subscription rights certificate or submitting payment in the offering, please contact our sales agents, Compass Point Research & Trading, LLC and Boenning & Scattergood, Inc., at (216) 378-1297. If you have any general questions regarding the offering, the Company, or the Bank, please contact our Chief Financial Officer, C. Harril Whitehurst, Jr., at (804) 419-1232.

If you wish to participate in the offering, you must deliver your payment along with your properly completed and signed subscription rights certificate, and any other subscription materials, to the subscription agent. Payments must be made in full in U.S. dollars for the full number of shares for which you are subscribing by:

•	personal check payable to “Computershare, Inc., as Subscription Agent for Village Bank and Trust Financial Corp.” drawn upon a U.S. bank; or
•	certified check payable to “Computershare, Inc., as Subscription Agent for Village Bank and Trust Financial Corp.” drawn upon Village Bank.

Payments made by check, as described above, should be delivered to Computershare, Inc., the subscription agent, as follows:

If by registered certified or express mail, to:

Computershare Trust Company, N.A.

c/o Voluntary Corporation Actions

P.O. Box 43011

Providence, RI 02940

If by courier, to:

Computershare Trust Company, N.A.

c/o Voluntary Corporate Actions

250 Royall Street Suite V

Canton, MA 02021

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Payment received after the expiration of the offering will not be honored, and the subscription agent will return your payment to you, without interest or penalty, as soon as practicable. The subscription agent will be deemed to receive payment upon:

•	receipt by the subscription agent and clearance of a personal check drawn upon a U.S. bank;
•	receipt by the subscription agent of a certified check drawn upon Village Bank; or
•	receipt of collected funds in the subscription agent’s escrow account.

Please note that funds paid by personal check may take seven or more business days to clear. Accordingly, if you wish to pay by means of a personal check, we urge you to make payment sufficiently in advance of the expiration date to ensure that the subscription agent receives cleared funds before that time. We also urge you to consider payment by means of a certified check drawn upon Village Bank in order to expedite the receipt of your payment.

You should read the instruction letter accompanying the subscription rights certificate carefully and strictly follow it. DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES OR PAYMENTS TO THE COMPANY OR THE BANK. We are not responsible for subscription materials sent directly to our offices. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed subscription rights certificate and payment of the full subscription amount. The method of delivery of subscription rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to the expiration of the offering.

Medallion Guarantee May Be Required

Your signature on each subscription rights certificate must be guaranteed by an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act, subject to any standards and procedures adopted by the subscription agent, unless:

•	your subscription rights certificate provides that shares are to be issued to you as record holder of those subscription rights, as imprinted on the face of the subscription rights certificate; or
•	you are an eligible institution.

You can obtain a signature guarantee from a financial institution, such as a commercial bank, savings and loan association, brokerage firm, or credit union that participates in one of the Medallion signature guarantee programs. The three Medallion signature guarantee programs are the following:

•	Securities Transfer Agents Medallion Program, or STAMP, whose participants include more than 7,000 U.S. and Canadian financial institutions;
•	Stock Exchanges Medallion Program, or SEMP, whose participants include the regional stock exchange member firms and clearing and trust companies; and
•	New York Stock Exchange Medallion Signature Program, or MSP, whose participants include NYSE member firms

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If a financial institution is not a member of a recognized Medallion signature guarantee program, it would not be able to provide signature guarantees. Also, if you are not a customer of a participating financial institution, it is likely the financial institution will not guarantee your signature. Therefore, the best source of a Medallion Guarantee would be a bank, savings and loan association, brokerage firm, or credit union with which you do business. The participating financial institution will use a Medallion imprint or stamp to guarantee the signature, indicating that the financial institution is a member of a Medallion signature guarantee program and is an acceptable signature guarantor.

Subscription Agent

The subscription agent for this offering is Computershare, Inc. Subscription documents and subscription rights certificates should be delivered to Computershare, Inc. as follows:

If by registered certified or express mail, to:

Computershare Trust Company, N.A.

c/o Voluntary Corporation Actions

P.O. Box 43011

Providence, RI 02940

If by courier, to:

Computershare Trust Company, N.A.

c/o Voluntary Corporate Actions

250 Royall Street Suite V

Canton, MA 02021

You are solely responsible for completing delivery to the subscription agent of your subscription materials. The subscription materials are to be received by the subscription agent on or prior to 5:00 p.m., Eastern Time, on [•], 20[•]. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent. If you deliver subscription materials in a manner different from those described in this prospectus, we may not honor the exercise of your subscription rights.

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent. If the subscription agent does not apply your full subscription payment to your purchase of our shares of common stock, any excess subscription payment received by the subscription agent will be returned promptly, without interest or penalty.

Expiration Date, Extensions

The period during which you may exercise your subscription rights expires at 5:00 p.m., Eastern Time, on [•], 20[•], which is the expiration of the offering period. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of common stock to you if the subscription agent receives your subscription rights certificate and subscription payment after that time, regardless of when the subscription rights certificate and subscription payment were sent by you. We have the option to extend the offering period for up to 30 days until [•], 20[•], although we do not presently intend to do so. We may extend the offering period by giving oral or written notice to the subscription agent prior to the expiration of the offering period. If we elect to extend the offering period, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the offering.

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Determination of Subscription Price

The board of directors and the standby investor agreed in the Standby Purchase Agreement that the subscription price would be determined by dividing “Modified Tangible Book Value” by the number of shares of common stock outstanding as of the month-end prior to declaration of effectiveness of the registration statement of which this prospectus is a part (the “Determination Date”). The term “Modified Tangible Book Value” is defined in the Standby Purchase Agreement to mean the Company’s total consolidated equity as of the Determination Date (i) less preferred shareholder equity included in total consolidated equity on that date, (ii) less intangible assets recorded on the balance sheet on that date, (iii) plus dividends accrued from October 1, 2014 through the Determination Date on the shares owned by the standby investor, (iv) plus dividends accrued from October 1, 2014 through the Determination Date on any additional shares of Series A preferred stock purchased by the standby investor in addition to the 4,023 shares he owned as of the date of the Standby Purchase Agreement (the “Purchased TARP Shares”), (v) plus dividends accrued from October 1, 2014 through the Determination Date on any shares of Series A preferred stock redeemed by the Company (the “Redeemed TARP Shares”), and (vi) less the “TARP Purchase Premium.” The term “TARP Purchase Premium” is defined in the Standby Purchase Agreement to mean the product determined by multiplying (x) the price per Purchased TARP Share paid by the standby investor, as applicable, less $500.34 and (y) the number of Purchased TARP Shares (if any) plus 4,023. The standby investor has entered into an agreement to purchase an additional 5,000 shares of Series A preferred stock from another holder for $500.34 per share; provided, however, that the purchase price per share increased by $0.274 on November 20, 2014, and will continue to increase by such amount every day subsequent to November 20, 2014 until the closing date of such purchase. As of December 19, 2014, the purchase price per share was $508.56. Such agreement is contingent upon, among other things, the standby investor obtaining approval of the Reserve Bank to purchase such shares. Any increase in the price paid for the additional 5,000 shares of Series A preferred stock will cause the offering subscription price to be reduced pursuant to the terms of the Standby Purchase Agreement. We believe that the subscription price will be between $11.00 and $13.00 per share.

In negotiating the formula for determining the subscription price, our board of directors consulted with our sales agents and considered a number of factors, including the need to offer the shares at a price that would be attractive to investors relative to the then current trading price of our common stock, the tangible book value of a share of our common stock, historical and current trading prices of our common stock, general conditions in the financial services industry, the need for capital and alternatives available to us for raising capital, potential market conditions, and the desire to provide an opportunity to our shareholders to participate in the offering on a pro rata basis. In conjunction with its review of these factors, our board of directors also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings, and the outlook for our industry, our current financial condition and regulatory status, and a range of discounts to market value represented by the subscription prices in various other rights offerings.

You should not consider the subscription price as an indication of value of our company or our common stock. You should not assume or expect that, after the offering, our shares of common stock will trade at or above the subscription price in any given time period. The market price of our common stock may decline during or after the offering, and you may not be able to sell the underlying shares of our common stock purchased during the offering at a price equal to or greater than the subscription price. You should obtain a current quote for our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the offering. On December 18, 2014, the last reported sale price of our common stock was $22.78 per share.

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Amendment or Cancellation

We reserve the right to amend or cancel the offering at any time and for any reason. We may cancel the offering, in whole or in part, if at any time before completion of the offering there is any judgment, order, decree, injunction, statute, law, or regulation entered, enacted, amended, or held to be applicable to the offering that in the sole judgment of our board of directors would or might make the offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the offering. We may waive any of these conditions and choose to proceed with the offering even if one or more of these events occur. If we cancel the offering, we will issue a press release notifying shareholders of the cancellation and all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Sales Agents

Compass Point Research & Trading, LLC and Boenning & Scattergood, Inc. have been engaged to assist us in selling the shares on a best efforts basis. The sales agents are each broker-dealers registered with the Financial Industry Regulatory Authority (“FINRA”). The sales agents have agreed to assist in the offering by among other things, consulting as to the structure of the offering, helping identify potential standby investors including the standby investor, reviewing all offering documents, including this prospectus, stock order forms and related offering materials, assisting in the design and implementation of a marketing strategy for the offering, assisting management in scheduling and preparing for meetings with potential investors and providing such other general advice and assistance as may be reasonably necessary to complete the offering. The sales agents are not required to purchase any shares in the offering, but will use their best efforts to sell the shares offered.

The sales agents express no opinion and make no recommendation to holders of the subscription rights as to the purchase by any person of shares of common stock in the offering. The sales agents also express no opinion as to the prices at which shares to be distributed in connection with the offering may trade if and when they are issued or at any future time.

As compensation for their financial advisory services, we have agreed to pay to the sales agents the following consideration:

•	A retainer fee equal to $40,000, which was paid at the time of execution of the engagement letter among the sales agents and the Company and will be credited towards the advisory fees due to the sales agents;
•	Two percent (2%) of the gross proceeds from shares sold to shareholders exercising their basic subscription privilege;
•	An additional two percent (2%) of the gross proceeds from shares sold to shareholders exercising their basic subscription privilege, if shareholders purchase, in the aggregate, 35% of the shares available through the exercise of their basic subscription privilege;
•	Five percent (5%) of the gross proceeds from shares sold to shareholders exercising their oversubscription privilege;
•	Five percent (5%) of the gross proceeds from shares sold to the standby investor; and
•	Six percent (6%) of the gross proceeds from shares sold to certain investors listed in the sales agency agreement.

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The fees described above will be divided between the sales agents as described in the sales agency agreement. In addition to such fees, we have agreed to reimburse the sales agents for their reasonable out-of-pocket expenses, not to exceed $100,000, incurred in connection with their engagement.

We have also agreed to indemnify the sales agents and certain of their affiliated persons against certain claims, liabilities and expenses arising in connection with the offering, or contribute to payments they may be required to make in respect thereof.

The sales agents and their respective affiliates are financial institutions engaged in various activities, which may include investment banking, securities trading, financial advisory, investment management, investments, hedging, financing, and brokerage activities. The sales agents and certain of their affiliates have in the past provided, and they may from time to time in the future provide, certain financial advisory, investment banking, or other services to us, for which they in the past received, and may in the future receive, customary fees and reimbursement for their expenses. In the ordinary course of its business as a broker-dealer, the sales agents may purchase securities from and sell securities to the Company and its affiliates. The sales agents may also actively trade the equity or debt securities of the Company or its affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Fees and Expenses

We will pay all fees charged by the subscription agent and the sales agents. If you exercise your subscription rights through your broker, dealer, custodian bank, or other nominee, you are responsible for paying any fees your nominee may charge you.

Notice to Nominees

If you are a broker, dealer, custodian bank, or other nominee that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should submit subscription information and payment for shares. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” which is provided with your offering materials.

Procedures for The Depository Trust & Clearing Corporation Participants

We expect that subscription rights may be exercised through the facilities of DTC. If your subscription rights are held of record through DTC, you may exercise your subscription rights for each beneficial holder by instructing DTC, or having your broker instruct DTC, to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the exercise price.

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No Transfer of Subscription Rights

You may not sell, or otherwise transfer, your subscription rights. We are not applying for listing or quotation of the subscription rights on any exchange or dealer quotation system.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional, or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscription before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the subscription agent or our sales agents shall be under any duty to notify you or your representative of defects in your subscription. A subscription will be considered accepted, subject to our right to cancel the offering, only when a properly completed and duly executed subscription rights certificate and any other required documents and the full subscription payment have been received by the subscription agent. Our interpretations of the terms and conditions of the offering will be final and binding.

Return of Funds

The subscription agent will hold funds received in payment for shares of our common stock in a segregated account pending completion of the offering. Such funds will be held in escrow until the offering is completed or is cancelled. If the offering is cancelled for any reason, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Shareholder Rights

You will have no rights as a holder of our shares of common stock that you purchase in the offering until such shares of common stock are issued to you or until your account at your record holder is credited with shares of common stock purchased in the offering.

No Revocation or Change

Once you submit the form of subscription rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you later learn information about us that you consider to be unfavorable. If we decide to extend, amend or modify the terms of the offering for any reason, subscriptions received prior to such extension, amendment or modification will remain irrevocable. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of common stock at the subscription price.

U.S. Federal Income Tax Consequences

For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of subscription rights. For a more detailed discussion, see the section titled “U.S. Federal Income Tax Consequences” in this prospectus.

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No Recommendation to Rights Holders

Our board of directors is not making a recommendation regarding your exercise of the subscription rights. Shareholders who exercise subscription rights risk investment loss on money invested. The market price of our common stock may decline to a price that is less than the subscription price and, if you purchase shares at the subscription price, you may not be able to sell the shares in the future at the same price or a higher price. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, and the terms of the offering. Please see the section entitled “Risk Factors” in this prospectus for a discussion of some of the risks involved in investing in our common stock.

Trading Symbol

Our common stock is listed on the NASDAQ Capital Market under the symbol “VBFC.” On December 18, 2014, the last reported sale price of our common stock was $22.78 per share. We urge you to obtain a current market price for the shares of our common stock before making any determination with respect to the exercise of your rights.

Outstanding Shares of Common Stock After the Offering

As of November 30, 2014, 350,622 shares of our common stock were issued and outstanding. Assuming that there are no other transactions by us involving shares of our common stock, no outstanding options for shares of our common stock are exercised prior to the expiration of the offering, and all 1,051,866 shares of our common stock are subscribed for, or exchanged for Series A preferred stock, in the offering, we expect 1,402,488 shares of common stock to be outstanding immediately after completion of the offering. As a result of the offering, the ownership interests and voting interests of the existing shareholders that do not fully exercise their basic subscription privilege will be diluted.

Questions

If you have any questions regarding completing a subscription rights certificate or submitting payment in the offering, please contact our sales agents, Compass Point Research & Trading, LLC and Boenning & Scattergood, Inc., at (216) 378-1297. If you have any general questions regarding the offering, the Company, or the Bank, please contact our Chief Financial Officer, C. Harril Whitehurst, Jr., at (804) 419-1232.

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THE STANDBY PURCHASE AGREEMENT

To facilitate the offering, we have entered into the Standby Purchase Agreement with the standby investor. The standby investor is a private investor, attorney, and banking entrepreneur. He was an attorney with the Commission from 1988 through 1992, and in 1993, he co-founded a nationally recognized law firm that specializes in securities, mergers and acquisitions, and banking. He retired from that firm in 2002. Since 2003, he has co-founded three banks and served as a director of several banks and bank holding companies. The publicly traded companies on whose boards he has served over the last five years include Tower Bancorp, Inc. (2009-2012), Virginia Commerce Bancorp, Inc. (2009-2013), and First Capital Bancorp, Inc. (since 2011).

Background of the Standby Purchase Agreement

In November 2013, we participated in a successful auction of the 14,738 shares of our Series A preferred stock that was originally issued to the Treasury in connection with the Troubled Asset Relief Program. The Series A preferred stock was purchased in the auction by private and institutional investors, including 4,023 of such shares that were purchased by the standby investor. We sought guidance from Compass Point Research & Trading, LLC and Boenning & Scattergood, Inc. on the auction and also received their advice on potential capital raising transactions.

After being notified that he was a winning bidder in the auction, the standby investor sent a letter to our board of directors indicating his potential interest in exchanging his shares of Series A preferred stock for common stock of the Company. He also indicated a preliminary interest in acquiring additional shares of our common stock through a private placement or by serving as a standby investor in a rights offering. The board of directors reviewed the initial proposal and discussed it with the board’s financial and legal advisors. The board of directors concluded that the terms of the proposal were not in the best interests of the Company or its shareholders, partly because the transaction proposed may have had an unfavorable effect on the Company’s ability to preserve its net operating loss deferred tax asset.

In April 2014, the standby investor reached out to the Company with a new proposal that included terms that the board of directors viewed as more favorable to the Company and its shareholders. The board of directors was exploring alternatives for raising additional capital prior to the second approach from the standby investor, and his proposal was particularly attractive to the board of directors because it would allow the Company to raise additional capital while redeeming a portion of the Series A preferred stock at a discount. Our Series A preferred stock became more expensive on May 1, 2014 when, pursuant to its terms, the annual dividend rate on such shares increased from 5% to 9%. The board of directors also believed the new proposal could be structured to preserve the Company’s net operating loss deferred tax asset.

On July 11, 2014, we entered into a nondisclosure agreement with the standby investor and began negotiating a written letter of intent outlining the structure of a proposed transaction. On July 18, 2014, we formally engaged Compass Point Research & Trading, LLC and Boenning & Scattergood, Inc. as financial advisors to explore various alternatives for raising additional capital, including a potential transaction with the standby investor. Over the next several months, we continued negotiating with the standby investor. During such time, we also separately entered into nondisclosure agreements and participated in discussions with other potential investors, some of whom were also holders of our Series A preferred stock.

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After considering the effects on shareholder value, the Bank’s long-term viability, regulatory burdens and restrictions, and alternative transactions with other potential investors, we decided that pursuing a transaction with the standby investor was in the best interests of the Company and its shareholders. Thereafter, the standby investor and his agents conducted a detailed due diligence review of the Company and we, the standby investor and our respective counsels then negotiated the Standby Purchase Agreement. We entered into the Standby Purchase Agreement on November 11, 2014.

Terms of the Standby Purchase Agreement

The terms of the Standby Purchase Agreement apply only to the standby investor and the Company. Purchasers in the offering are not parties to the Standby Purchase Agreement, and they do not receive any rights pursuant to it. The following summary includes a description of all the material terms of the Standby Purchase Agreement. The Standby Purchase Agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Pursuant to the Standby Purchase Agreement, the standby investor has agreed, subject to there being sufficient shares available after purchases by shareholders exercising their basic subscription privilege, to purchase from us, and we have agreed to sell to him, at the subscription price, the lesser of (i) $8.0 million of our common stock (based on the subscription price per share), (ii) all shares of common stock not purchased by shareholders exercising their basic subscription privilege, and (iii) the maximum number of shares that he may purchase without causing an “ownership change” under Section 382(g) of the Code.

We will not know the aggregate amount of common stock to be sold to the standby investor until the completion of the offering. The consummation of the sale of our common stock to the standby investor is conditioned on the completion of the offering and upon the number of unsubscribed shares available. The chart below presents different scenarios that may occur depending on the number of subscription rights that are exercised by shareholders and the number of shares purchased by the standby investor under the Standby Purchase Agreement. The chart below presents the standby investor’s ownership if the basic subscription privilege is exercised with respect to 0%, 25%, 50% and 100% of the subscription rights held by shareholders.

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	0% of Basic Subscriptions Exercised	25% of Basic Subscriptions Exercised	50% of Basic Subscriptions Exercised	100% of Basic Subscriptions Exercised

Shares of Common Stock Sold Pursuant to the Basic Subscription Privilege	0	262,966	525,933	1,051,866
Shares of Common Stock Issued to Standby Investor in Exchange for Preferred Stock (1)	336,872	382,656	382,656	0
Shares of Preferred Stock Owned by the Standby Investor After Offering (1)	1,080	0	0	9,023
Total Shares of Preferred Stock Outstanding After Offering (1)	6,795	5,715	5,715	14,738
Shares of Common Stock Purchased by Standby Investor for Cash (1)	0	206,871	143,277	0
Total Shares of Common Stock Issued in Offering	336,872	852,493	1,051,866	1,051,866
Total Shares of Common Stock Outstanding After Offering	687,494	1,203,115	1,402,488	1,402,488
Percentage Ownership of Common Stock of Standby Investor After Closing of the Offering	49.00%	49.00%	37.50%	0.00%
Total Cash Investment of Standby Investor	$0	$2,482,447	$1,719,328	$0

____________

(1)	Assumes that the standby investor will be permitted to own a maximum of 49% of the Company’s outstanding shares of common stock on a fully-diluted basis after the offering without the Company incurring an “ownership change” under Section 382(g) of the Code. The actual percentage that he will be permitted to own may be slightly less than 49% and will depend on a number of factors that will not be known until completion of the offering. Assumes that, in lieu of accepting cash, we elect to exchange as many as possible of the 9,023 shares of Series A preferred stock that the standby investor is expected to own as of the closing date for shares of our common stock in the offering based on a $500.34 per share valuation for 4,023 of such shares of Series A preferred stock currently owned by the standby investor, and a $515.80 per share valuation for 5,000 of such shares of Series A preferred stock expected to be acquired by the standby investor.

The Standby Purchase Agreement requires that, for a period of three years from the date of the agreement, the standby investor will not (i) serve as a director of the Company unless nominated by the Company’s board, (ii) nominate anyone to serve as a director of the Company, (iii) vote his shares in support of a director candidate that has not been nominated by the Company’s board, (iv) vote his shares in support of a business combination transaction with another entity unless such transaction has been approved by at least 80% of the Company’s board, or (v) vote any shares beneficially owned in excess of 40% of the Company’s total outstanding shares; provided, however, that such restrictions will only apply for so long as Company achieves certain performance targets and the standby investor is a director or beneficial holder of 10% or more of a bank or bank holding company with one or more offices in the Richmond, Virginia metropolitan statistical area. The standby investor is currently a director and a beneficial holder of greater than 10% of the outstanding common stock of First Capital Bancorp, Inc., which has branch offices in the Richmond, Virginia metropolitan statistical area.

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The Standby Purchase Agreement requires our board of directors to adopt the Restricted Stock Plan as part of or immediately following the offering under which a number of shares of our common stock equal to 4.0% of the number of outstanding shares immediately after the closing of the offering will be reserved for issuance to our directors and officers. Under NASDAQ rules, adoption of the Restricted Stock Plan must be approved by the Company’s shareholders. It is expected that the Restricted Stock Plan will be submitted to shareholders for approval no later than the 2015 annual meeting of shareholders. The number of shares that the Company will be required to reserve for the Restricted Stock Plan will be approximately 56,100 shares, assuming the offering is fully-subscribed. Each award granted under the Restricted Stock Plan would be divided into four tranches that may vest at the end of 2015, 2016, 2017 and 2018 if we achieve certain performance targets established in pro forma financial projections that are mutually agreed to by us and the standby investor. Participants will forfeit all shares that do not vest in a particular year. The number of shares to be issued to individual officers under the Restricted Stock Plan will be determined by our board of directors in its sole discretion.

Additional Agreements with the Standby Investor

In the Standby Purchase Agreement, the standby investor has granted to the Company an option to redeem for cash, or exchange in connection with the offering at the subscription price, (i) all of the 4,023 shares of Series A preferred stock that he owned as of the date of the Standby Purchase Agreement based on a valuation of $500.34 per share of Series A preferred stock, and (ii) any additional shares of Series A preferred stock that he subsequently acquires based on a valuation of the Series A preferred stock that equates to a 5% annualized return on the amount that the standby investor pays to purchase such additional shares of Series A preferred stock. The standby investor has entered into an agreement to purchase an additional 5,000 shares of Series A preferred stock from another holder. Such agreement is contingent upon, among other things, the standby investor obtaining approval of the Reserve Bank to purchase such shares. If enough shares are purchased by shareholders through the exercise of their basic subscription rights, there will not be sufficient shares of common stock available to exchange all of the 9,023 shares of Series A preferred stock that the standby investor is expected to own as of the closing date. In such a scenario, we may seek, but are not obligated, to repurchase for cash any or all of the shares of Series A preferred stock owned by the standby investor that are not exchanged in the offering. Prior to repurchasing shares of Series A preferred stock for cash, we would be required to bring current the deferred interest payments on our junior subordinated debt securities ($1,009,712 as of September 30, 2014). We would also need to obtain the prior approval of the Reserve Bank to both bring current such deferred interest payments as well as to repurchase the shares of our Series A preferred stock for cash. No assurances can be given that the necessary approvals would be granted or would be granted without unacceptable conditions.

In addition, if the Company terminates the Standby Purchase Agreement because of a breach of the agreement by the standby investor or because the standby investor is unable to obtain regulatory approval to acquire the shares he has committed to purchase, the Company will have an option, subject to certain conditions, expiring June 30, 2015 to redeem all of the shares of Series A preferred stock that he owns based on a valuation of the greater of (i) $500.34 per share, (ii) the average price paid by the standby investor to purchase any additional Series A preferred stock increased by an amount that equates to a 5% annualized return on such purchases, and (iii) the average redemption price paid to other holders of Series A preferred stock whose shares have been redeemed for cash by the Company on or prior to such date. Such option is contingent upon the standby investor purchasing at least 5,000 additional shares of Series A preferred stock from other holders or the Company redeeming at least 5,000 additional shares of Series A preferred stock by June 30, 2015.

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We also agreed to enter into the Registration Rights Agreement with the standby investor which will provide the standby investor demand registration and piggyback registration rights with respect to the standby investor’s resale of the Company’s equity securities, subject to customary limitations. The Registration Rights Agreement is expected to be executed in connection with closing of the sale of shares to the standby investor. We have agreed to pay the expenses associated with any registration statements filed with the Commission pursuant to the Registration Rights Agreement. The standby investor’s demand registration rights will be immediately exercisable upon execution of the Registration Rights Agreement for, subject to certain limitations, the number of shares of common stock held by the standby investor and any equity securities issued or issuable directly or indirectly with respect to the shares of common stock held by the standby investor by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization.

Conditions to Closing

The obligations of the Company and the standby investor to consummate the transactions contemplated by the Standby Purchase Agreement are subject to fulfillment of the following conditions:

•	The Company must obtain any required federal, state and regulatory approvals on conditions reasonably satisfactory to the Company and the standby investor;

•	The Reserve Bank must have issued a letter of nonobjection to the notice of change in control filed by the standby investor without the imposition of any restrictions or conditions that the standby investor determines are, in his reasonable discretion, unreasonably burdensome;

•	The Virginia BFI must have approved the standby investor’s acquisition of shares of the Company under Virginia law without the imposition of any restrictions or conditions that the standby investor determines are, in his reasonable discretion, unreasonably burdensome;

•	The Company must have received a letter from BDO USA, LLP, its outside accounting firm, to the effect that, among other things, the transactions contemplated by the Standby Purchase Agreement will not cause the Company to undergo an “ownership change” for purposes of Section 382 of the Code;

•	No judgment, injunction, decree, regulatory proceeding or other legal restraint prohibits, or has the effect of rendering unachievable, the consummation of the offering or the material transactions contemplated by the Standby Purchase Agreement; and

•	No stop order suspending the effectiveness of the registration statement of which this prospectus forms a part, or any part thereof, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the registration statement or otherwise shall have been complied with.

The obligations of the Company to consummate the transactions contemplated by the Standby Purchase Agreement are further subject to the condition that the representations and warranties of the standby investor set forth in the Standby Purchase Agreement are true and correct in all material respects and the standby investor must have performed all of his obligations under the Standby Purchase Agreement.

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The obligations of the standby investor to consummate the transactions contemplated by the Standby Purchase Agreement are further subject to the fulfillment of the following conditions:

•	The representations and warranties of the Company set forth in the Standby Purchase Agreement are true and correct in all material respects and the Company must have performed all of its obligations under the Standby Purchase Agreement;

•	There has not been any material adverse effect with respect to the Company and the Company must not have breached its covenants under the Standby Purchase Agreement;

•	Trading in the Company’s common stock must not have been suspended by the Commission or trading in securities generally on the NASDAQ Capital Market must not have been suspended or limited or minimum prices must not have been established on the NASDAQ Capital Market;

•	The Company must have redeemed at least 5,000 shares of Series A preferred stock from other holders for no more than $500.34 per share or the standby investor must have purchased at least 5,000 shares of Series A preferred stock from other holders;

•	If the Company’s common stock remains listed on the NASDAQ Capital Market as of the closing date, the common stock issued in the offering must have been authorized for listing on the NASDAQ Capital Market; and

•	The Company’s disinterested directors must have approved the standby investor’s acquisition of share under Virginia’s Affiliated Transactions statute, and opted out of Virginia’s Control Share Acquisition statute, and taken all action necessary to ensure that the voting or other rights of shares acquired by the standby investor are not limited by such laws and/or regulations.

Termination Provisions

The Standby Purchase Agreement may be terminated under the following circumstances:

•	By the standby investor at any time prior to the closing date if there is (i) a material adverse change in the Company’s business or results of operations, or (ii) trading in the Company’s common stock has been suspended by the Commission or trading in securities generally on the NASDAQ Capital Market has been suspended or limited or minimum prices have been established on the NASDAQ Capital Market, and such events have not been cured within 21 days of their occurrence;

•	By the Company or the standby investor by written notice to the other party:

o	At any time prior to the closing date, if there is a material breach of the Standby Purchase Agreement by the other party that is not cured within 15 days after notice;

o	At any time after June 30, 2015, unless the closing has occurred prior to such date; or

o	If consummation of the offering is prohibited by law, rule or regulation; or

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•	By the Company in the event that the Company determines that it is not in the best interests of the Company or its shareholders to go forward with the offering.

In the event that the Standby Purchase Agreement is terminated because we determine that the offering is not in the best interests of the Company or its shareholders, we are required to pay the standby investor liquidated damages of $150,000.

Expenses

We are obligated to pay the reasonable actual out-of-pocket expenses of the standby investor up to $37,500 upon closing of the offering or if the Standby Purchase Agreement is terminated for any reason.

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OUR NET OPERATING LOSS DEFERRED TAX ASSET

As of September 30, 2014, we had a total deferred tax asset of $13.1 million, a valuation allowance of $12.2 million, and a deferred tax liability of $79,000, for a net deferred tax asset of $829,000. A total deferred tax asset is reduced by a valuation allowance if, based on the weight of the evidence available, it is more likely than not that some portion or all of the total deferred tax asset will not be realized. We believe that, subject to certain limitations including federal tax laws relating to “ownership changes” discussed below, should we return to profitability over a sustained period of time and project future profits while remaining well capitalized, then we would be able to reverse some or all of the deferred tax asset valuation allowance including the portion allocable to our net operating loss carryforwards, and our shareholders’ equity would increase accordingly. Even if we are able to reverse the deferred tax asset valuation allowance, however, the only portion of a deferred tax asset that may be included in Tier 1 capital for regulatory capital purposes is the amount that may be utilized over the next 12 months.

As of September 30, 2014, we had net operating loss carryforwards of approximately $21.7 million, which begin to expire in 2028. As of September 30, 2014, $7.4 million of our total deferred tax asset related to our net operating loss carryforwards and was fully reduced by a valuation allowance. While we cannot estimate the exact amount of net operating loss carryforwards that we can use to reduce future income tax liability because we cannot predict the amount and timing of our future taxable income, we believe our net operating loss carryforwards represent a very valuable asset that could save substantial amounts of federal and state taxes over the next 20 years.

Our ability to utilize our net operating loss carryforwards to offset future taxable income may be significantly limited if we experience an “ownership change,” as determined under Section 382 of the Code. Under Section 382 of the Code, an “ownership change” occurs if, over a rolling three-year period, there has been an aggregate increase of 50 percentage points or more in the percentage of our common stock owned by one or more of our “5-percent stockholders” (as determined under the rules of Section 382 of the Code and the related regulations and guidance thereunder). An entity that experiences an ownership change generally will be subject to an annual limitation on its pre-ownership change tax losses and credit carryforwards equal to the equity value of the corporation immediately before the ownership change, multiplied by the long-term, tax-exempt rate posted monthly by the Internal Revenue Service (the “IRS”) (subject to certain adjustments). The annual limitation would be increased each year to the extent that there is an unused limitation in a prior year. The limitation on our ability to utilize our net operating loss carryforwards arising from an ownership change under Section 382 of the Code would depend on the value of our equity at the time of any ownership change.

If an ownership change were to occur, the limitations imposed by Section 382 of the Code could result in a material amount of our net operating loss carryforwards expiring unused, which would significantly impair their value. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred, we currently believe that an ownership change will not occur as a result of the offering.

We have attempted to structure the offering so as to avoid an “ownership change” under Section 382 of the Code. We will not accept a subscription pursuant to the oversubscription privilege if we believe that doing so will have an unfavorable effect on our ability to avoid an “ownership change” or preserve our net operating loss deferred tax asset. We do not believe that the exercise of basic subscription rights will have any unfavorable effect on our ability to avoid an “ownership change” or preserve our net operating loss deferred tax asset.

It is important to note that, notwithstanding this measure, an ownership change may occur, which would significantly limit the amount of the net operating loss carryforwards that we might otherwise be able to utilize once we have returned to profitability. Therefore, even if our results of future operations allow us to reverse the deferred tax valuation allowance allocable to our net operating loss deferred tax asset, the amount of that deferred tax asset could be significantly less than the $7.4 million balance at September 30, 2014. Accordingly, the aforementioned increase in our shareholders’ equity that would result from the reversal of the valuation allowance to our net operating loss deferred tax asset would also be significantly reduced.

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U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes our management’s understanding of the U.S. federal income tax consequences of the receipt and exercise (or expiration) of the subscription rights, including the basic subscription privilege and the oversubscription privilege, acquired through the offering and owning and disposing of the shares of common stock received upon exercise of the subscription rights. This summary is based upon the Code, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its particular circumstances or to holders that may be subject to special tax rules, including, but not limited to, partnerships or other pass-through entities, banks and other financial institutions, tax-exempt entities, employee stock ownership plans, certain former citizens or residents of the United States, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, brokers, traders in securities that have elected to use the mark-to-market method of accounting, persons holding subscription rights or shares of common stock as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons whose functional currency for tax purposes is not the U.S. dollar, persons holding our common stock through a foreign financial account, and persons subject to the alternative minimum tax provisions of the Code.

This summary applies to you only if you are a U.S. holder (as defined below) and receive your subscription rights in the offering, and you hold your subscription rights or shares of common stock issued to you upon exercise of the subscription rights as capital assets for tax purposes. This summary does not apply to you if you are not a U.S. holder. We recommend that non-U.S. holders consult with their own tax advisors with respect to U.S. federal income tax consequences that may apply to them.

We have not sought, and will not seek, a ruling from the IRS regarding the federal income tax consequences of the offering or the related share issuances. The following summary does not address the tax consequences of the offering or the related share issuance under foreign, state, or local tax laws.

You are a “U.S. holder” if you are a beneficial owner of subscription rights or common stock and you are:

•	An individual who is a citizen or resident of the United States for U.S. federal income tax purposes;
•	A corporation (or other business entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•	An estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•	A trust (a) if a court within the United States can exercise primary supervision over its administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

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If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds the common stock received upon exercise of the subscription rights including, if applicable, the oversubscription privilege, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to the U.S. federal income tax consequences of receiving and exercising the subscription rights and acquiring, holding or disposing of our shares of common stock.

We recommend that you consult your own tax advisor with respect to the U.S. federal, state, local, non-U.S., and other tax consequences of the receipt and ownership of the subscription rights acquired in the offering and the ownership of shares of common stock received upon exercise of the subscription rights.

Taxation of Subscription Rights

Receipt of Subscription Rights

Your receipt of subscription rights pursuant to the offering should not be treated as a taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes. The discussion below assumes that the receipt of the subscription rights will be treated as a non-taxable distribution.

Tax Basis in the Subscription Rights

If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing shares of common stock on the date you receive the subscription rights, the subscription rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights in proportion to the relative fair market values of the existing shares of common stock and the subscription rights determined on the date of receipt of the subscription rights. If you choose to allocate basis between your existing shares of common stock and the subscription rights, you must make this election on a statement included with your tax return for the taxable year in which you receive the subscription rights. Such an election is irrevocable.

However, if the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the subscription rights, then you must allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights you receive in proportion to their fair market values determined on the date you receive the subscription rights. The fair market value of the subscription rights on the date the subscription rights will be distributed is uncertain. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances.

Exercise and Expiration of Subscription Rights

Generally, you will not recognize gain or loss on the exercise of a subscription right. If you allow subscription rights received in the offering to expire, you should not recognize any gain or loss for U.S. federal income tax purposes, and you should re-allocate any portion of the tax basis in your existing shares of common stock previously allocated to the subscription rights that have expired to the existing shares of common stock.

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Taxation of Shares of Common Stock

Basis and Holding Period

Your tax basis in a new share of common stock acquired when you exercise a subscription right will be equal to your adjusted tax basis in the subscription right, if any, plus the subscription price. The holding period of a share of common stock acquired when you exercise your subscription rights will begin on the date of exercise.

Distributions

Distributions with respect to shares of common stock acquired upon exercise of subscription rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Subject to the discussion below concerning the additional 3.8% tax on net investment income, dividends received by non-corporate shareholders of common stock are taxed at the shareholder’s capital gain tax rate (a maximum rate of 20%), provided that the shareholder meets applicable holding period and other requirements. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such shares of common stock and thereafter as capital gain. We currently do not make any cash distributions on our shares of common stock.

Dispositions

If you sell or otherwise dispose of the shares of common stock acquired upon exercise of the subscription rights, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the shares of common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for the shares of common stock is more than one year. Long-term capital gain of an individual is generally taxed at favorable rates (currently a maximum rate of 20%). Long-term capital gains recognized by corporations are taxable at ordinary corporate tax rates. If you have held your shares of common stock for one year or less, your capital gain or loss will be short-term. Short-term capital gains are taxed at a maximum rate equal to the maximum rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.

Net Investment Income Tax

U.S. shareholders who are individuals, estates, or trusts are subject to a 3.8% tax on net investment income. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of stock. More specifically, the 3.8% tax applies to the lesser of (i) “net investment income” and (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are attributable to such income. U.S. shareholders should consult their tax advisors regarding the effect, if any, of the net investment tax on their ownership and disposition of our common stock.

Information Reporting and Backup Withholding

You may be subject to information reporting or backup withholding with respect to dividend payments on, or the gross proceeds from the disposition of, our common stock acquired through the exercise of subscription rights. Backup withholding may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number (“TIN”), (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly, or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding, and that you are a U.S. person. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

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MARKET PRICE OF COMMON STOCK AND DIVIDEND POLICY

Market Price of Common Stock

Our common stock trades on the NASDAQ Capital Market under the symbol “VBFC.” As of November 30, 2014, there were 350,622 shares of our common stock issued and outstanding held by approximately 1,645 shareholders of record. On December 18, 2014, the last reported sale price of our common stock was $22.78 per share. The following table shows the high and low sales prices of our common stock during the periods indicated.

	Sales Prices (1)
	High	Low
2012
First Quarter	$44.00	$18.72
Second Quarter	34.24	18.40
Third Quarter	23.36	13.12
Fourth Quarter	23.20	9.76

2013
First Quarter	$41.12	$15.36
Second Quarter	37.76	26.56
Third Quarter	30.08	21.76
Fourth Quarter	27.20	17.92

2014
First Quarter	$30.40	$20.16
Second Quarter	24.00	20.64
Third Quarter	40.80	19.04
Fourth Quarter (through December 18, 2014)	23.79	16.22

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(1)	On August 8, 2014, we completed a 1-for-16 reverse split of our common stock. All prices are presented as if the reverse split was effective at the beginning of the earliest period presented.

On August 8, 2014, we received a letter from NASDAQ informing us that we were no longer in compliance with NASDAQ Listing Rule 5550(a)(4), which requires that we have at least 500,000 publicly held shares of common stock. The phrase “publicly held shares” is defined by NASDAQ to mean the total number of shares outstanding less any shares held by officers, directors or beneficial owners of 10% or more. According to the letter from NASDAQ, we had 227,276 publicly held shares as of August 8, 2014. On September 22, 2014, we submitted to NASDAQ a plan to regain compliance with such rule. The plan was accepted by NASDAQ and we were given a deadline of February 4, 2015 to implement our plan and regain compliance. This offering was one of the alternatives presented to NASDAQ in the plan. If the offering is fully-subscribed, we expect to issue 1,051,866 new shares of common stock and exceed the minimum of 500,000 publicly held shares following the offering. However, if the standby investor purchases, or receives in exchange for Series A preferred stock, sufficient shares of common stock such that he will own more than 10% of our outstanding common stock after the offering, his shares will not be considered publicly held shares and the Company may not be able to issue a sufficient number of other shares to regain compliance. In the event that we do not issue sufficient shares in the offering to meet such minimum, we intend to explore alternative actions to maintain our listing. However, there is no guarantee that such actions will be effective in increasing our publicly held shares, or that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our common stock.

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Dividends

We have not paid any dividends on our common stock since inception. We intend to retain all of our earnings to finance our operations and we do not anticipate paying cash dividends for the foreseeable future. Any decision by the board of directors to declare dividends in the future will depend on our future earnings, capital requirements, financial condition and other factors deemed relevant by the board. Banking regulations limit the amount of cash dividends that may be paid without prior approval of the Bank’s regulatory agencies. Such dividends are limited to the Bank’s accumulated retained earnings. The Federal Reserve has issued guidelines that bank holding companies should inform and consult with the Federal Reserve in advance of declaring or paying a dividend that exceeds earnings for the period for which the dividend is being paid or that could result in a material adverse charge to the organization’s capital structure.

We also are subject to a Written Agreement with the Reserve Bank that restricts our ability pay dividends on our capital stock, including our Series A preferred stock, trust preferred securities or common stock without the prior consent of the Federal Reserve. In addition, the Bank is subject to a Consent Order with the FDIC and the Virginia BFI that prohibits the Bank from paying dividends, paying bonuses or making any other form of payment outside the ordinary course of business that would result in a reduction of capital without approval.

We have deferred interest payments on our junior subordinated debt securities of $1,009,712 as of September 30, 2014. Although we elected to defer payment of the interest due, the amount has been accrued and is included in interest expense. In addition, the Company has deferred dividend payments on our outstanding Series A preferred stock, including dividends that accrue on the unpaid balance. The total arrearage on our Series A preferred stock as of September 30, 2014 is $3,243,600 and has been accrued and reflected as a reduction of retained earnings. Pursuant to the terms of the indenture governing the junior subordinated debt securities and our Articles, we may not pay any cash dividends on our common stock until we are current on interest payments on such junior subordinated debt securities and current on dividend payments on our Series A preferred stock.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is qualified by reference to applicable provisions of federal and state law and to our Articles of Incorporation, as amended, and Bylaws, as amended. Our Articles and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 10,000,000 shares of common stock, par value $4.00 per share, and 1,000,000 shares of preferred stock, par value $4.00 per share. As of November 30, 2014, there were 350,622 shares of common stock outstanding and 14,738 shares of Series A preferred stock outstanding.

Common Stock

General

Each share of our common stock has the same relative rights as, and is identical in all respects to, each other share of our common stock. Our common stock is traded on the NASDAQ Capital Market under the symbol “VBFC.” All outstanding shares of common stock are, and any common stock issued or sold under this prospectus will be, fully paid and nonassessable.

Voting Rights

Except as otherwise provided by law, each holder of our common stock has one vote per share on all matters voted upon by shareholders. With respect to the election of directors, cumulative voting is not available to our shareholders.

Dividends

Holders of shares of common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available therefor. We are a corporation separate and distinct from the Bank and most of our revenues are received in the form of dividends or interest paid by the Bank.

Any decision by the board of directors to declare dividends in the future will depend on our future earnings, capital requirements, financial condition and other factors deemed relevant by the board. Banking regulations limit the amount of cash dividends that may be paid without prior approval of the Bank’s regulatory agencies. Such dividends are limited to the Bank’s accumulated retained earnings. The Federal Reserve has issued guidelines that bank holding companies should inform and consult with the Federal Reserve in advance of declaring or paying a dividend that exceeds earnings for the period for which the dividend is being paid or that could result in a material adverse charge to the organization’s capital structure.

We also are subject to a Written Agreement with the Reserve Bank that restricts our ability pay dividends on our capital stock, including our Series A preferred stock, trust preferred securities or common stock without the prior consent of the Reserve Bank. In addition, the Bank is subject to a Consent Order with the FDIC and the Virginia BFI that prohibits the Bank from paying dividends, paying bonuses or making any other form of payment outside the ordinary course of business that would result in a reduction of capital without approval.

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We have deferred interest payments on our junior subordinated debt securities of $1,009,712 as of September 30, 2014. Although we elected to defer payment of the interest due, the amount has been accrued and is included in interest expense. In addition, the Company has deferred dividend payments on our outstanding Series A preferred stock, including dividends that accrue on the unpaid balance. The total arrearage on our Series A preferred stock as of September 30, 2014 is $3,243,600 and has been accrued and reflected as a reduction of retained earnings. Pursuant to the terms of the indenture governing the junior subordinated debt securities and our Articles, we may not pay any cash dividends on our common stock until we are current on interest payments on such junior subordinated debt securities and current on dividend payments on our Series A preferred stock.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock shall be entitled to receive, in cash or in kind, our assets available for distribution remaining after payment or provision for payment of our debts and liabilities.

Directors and Classes of Directors

Our board of directors is divided into three classes, apportioned as evenly as possible, with directors serving staggered three-year terms. Currently, our board of directors consists of 13 directors. Under the Articles, directors may be removed with or without cause with the affirmative vote of a majority of the outstanding shares entitled to vote.

No Preemptive or Conversion Rights

Holders of shares of our common stock do not have preemptive rights to purchase additional shares of our common stock, and have no conversion or redemption rights.

Calls and Assessments

All of the issued and outstanding shares of our common stock are non-assessable and non-callable.

Shares are Not Insured by the FDIC

Investments in our common stock will not qualify as deposits or savings accounts and will not be insured or guaranteed by the FDIC or any other governmental agency and are subject to investment risk, including the possible loss of principal.

Transfer Agent

Computershare, Inc., 250 Royall Street, Suite V, Canton, Massachusetts, is the transfer agent for our common stock.

Preferred Stock

The board of directors may, from time to time, without shareholder approval, issue shares of our authorized, undesignated preferred stock, in one or more classes or series. In connection with any such issuance, the board of directors may by resolution determine the designation, voting rights, preferences as to dividends, in liquidation or otherwise, participation, redemption, sinking fund, conversion, dividend or other special rights or powers, and the limitations, qualifications and restrictions of such shares of preferred stock.

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As of the date hereof, the board of directors has created one series of preferred stock, the Series A preferred stock, which was issued to the Treasury in connection with the Troubled Asset Relief Program. The Series A preferred stock consists of 14,738 shares having a liquidation amount per share of $1,000. In November 2013, we participated in a successful auction of the Series A preferred stock by the Treasury that resulted in the purchase of the securities by private and institutional investors. This freed us from some constraints and costs that were in place while the Treasury held the shares. The Series A preferred stock pays cumulative dividends at a rate of 9% per year, prior to the payment of dividends on any shares of common stock or other Junior Stock, as defined in the Articles.

The Series A preferred stock is non-voting, except in limited circumstances. In accordance with our Articles, because we have failed to pay dividends on the Series A preferred stock for six dividend periods, the holders of the Series A preferred stock are entitled to nominate up to two directors to serve on our board. We would be required to increase the size of the board to accommodate such additional directors and holders of the Series A preferred stock, together with the holders of any outstanding parity stock with like voting rights, voting as a single class, would be entitled to elect the two additional members of our board of directors at the next annual meeting (or at a special meeting called for the purpose of electing these directors prior to the next annual meeting), and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The holders of the Series A preferred stock have not nominated directors to our board and have not indicated to us that they plan to do so.

U.S. Treasury Warrant

In addition to the Series A preferred stock that was initially issued to the Treasury, we also issued a warrant to purchase 499,029 shares of our common stock at an exercise price of $4.43 per share for up to 10 years so long as the Series A preferred stock is outstanding. The warrant provides for the adjustment of the exercise price and the number of shares of common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of common stock, and upon certain issuances of common stock at or below a specified price relative to the then-current market price of common stock. The number of shares of common stock underlying the warrant was adjusted to 31,189.31 shares, and the exercise price was adjusted to $70.88, to reflect the 1-for-16 reverse split of our common stock that was completed on August 8, 2014. We believe that the offering will cause minimal or no adjustment to the warrant. However, if the Treasury takes a different position or future issuances of our common stock result in adjustments to the warrant, our shareholders could experience additional dilution. The Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the warrant.

Anti-Takeover Considerations

The following is a summary of certain provisions of the Articles and the Bylaws that may have the effect of discouraging, delaying, or preventing a change of control, change in management, or an unsolicited acquisition proposal that a shareholder might consider favorable, including proposals that might result in the payment of a premium over the market price for the shares held by the Company’s shareholders. This summary does not purport to be complete and is qualified in its entirety by reference to our Articles and Bylaws and to the relevant provisions of Virginia law.

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While these provisions of the Articles and the Bylaws might be deemed to have some “anti-takeover” effect, the principal effect of these provisions is to protect our shareholders generally and to provide the board of directors and shareholders a reasonable opportunity to evaluate and respond to unsolicited acquisition proposals.

Classified Board of Directors.

Our Articles divide the board of directors into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected at each annual meeting of shareholders. The classification of directors, together with the provision in the Articles that permits the remaining directors to fill any vacancies on the board of directors, will have the effect of making it more difficult for shareholders to change the composition of the board of directors. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors, whether or not a change in the board of directors would be beneficial and whether or not a majority of shareholders believe that such a change would be desirable.

Authorized Preferred Stock.

The Articles authorize our board of directors, subject to applicable Virginia law and federal banking regulations, to authorize the issuance of preferred stock at such times, for such purposes and for such consideration as the board may deem advisable without further shareholder approval. The issuance of preferred stock under certain circumstances may have the effect of discouraging an attempt by a third party to acquire control of the Company by, for example, authorizing the issuance of a series of preferred stock with rights and preferences designed to impede the proposed transaction.

Supermajority Voting.

The Virginia Stock Corporation Act (the “Virginia SCA”) provides that, unless a corporation’s articles of incorporation provide for a higher or lower vote, certain significant corporate actions must be approved by the affirmative vote of the holders of more than two-thirds of the votes entitled to be cast on the matter. Corporate actions requiring a two-thirds vote include:

•	adoption of plans of merger or exchange;
•	sales of all or substantially all of a corporation’s assets other than in the ordinary course of business; and
•	adoption of plans of dissolution.

The Virginia SCA provides that a corporation’s articles may either increase the vote required to approve those actions or may decrease the required vote to not less than a majority of the votes entitled to be cast.

Our Articles provide that the actions set out above must be approved by the vote of a majority of all the votes entitled to be cast on such transactions by each voting group entitled to vote, provided that the transaction has been approved and recommended by at least two-thirds of our directors in office at the time of such approval and recommendation. If the transaction is not so approved and recommended by at least two-thirds of our directors, then the transaction must be approved by the vote of at least 80% of all the votes entitled to be cast on such transactions by each voting group entitled to vote.

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Increasing the Number of Directors.

Under Virginia law, a board of directors may amend or repeal bylaws unless articles of incorporation or other provisions of Virginia law reserve such power exclusively in the shareholders or the shareholders, in adopting or amending particular bylaws, expressly prohibit the board of directors from amending or repealing that bylaw. Our Articles require that our board be composed of no fewer than seven and no more than 25 directors, and we currently have 13 directors. Our Articles do not reserve the power to amend the Bylaws to increase or decrease the number of directors exclusively to the shareholders and no bylaw, and no amendment thereto, expressly prohibits the board of directors from amending the Bylaws to increase or decrease the number of directors. According to Virginia law, our board of directors may amend our Bylaws at any time to increase or decrease the number of directors by up to 30% of the number of directors of all classes immediately following the most recent election of directors by the shareholders. In addition, the newly created directorships resulting from an increase in the number of authorized directors shall be filled by the affirmative vote of a majority of the directors then in office. As a result, if faced with an attempt to take control of our board, our directors may increase the size of the board and install directors opposed to the hostile takeover attempt.

Inability of Shareholders to Call Special Meetings.

Pursuant to our Bylaws, special meetings of shareholders may be called only by our president or the board of directors. As a result, shareholders are not able to act on matters other than at annual shareholders’ meetings unless they are able to persuade the president or a majority of the board of directors to call a special meeting.

Advance Notification Requirements.

Our Bylaws also require a shareholder who desires to raise new business, or nominate a candidate for election to the board of directors, at an annual meeting of shareholders to provide us advance notice of at least 60 days and not more than 90 days before the date of the scheduled annual meeting; provided that in the event that less than 70 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by a shareholder, to be timely, must be received not later than the close of business on the 10th day following the earlier of the date on which such notice of the meeting was mailed or the date public disclosure of the meeting was made. The Bylaws require a shareholder who desires to raise new business to provide certain information to the Company concerning the nature of the new business, the shareholder and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing shareholder. Such requirements may discourage the Company’s shareholders from submitting nominations and proposals.

Amendments to Articles of Incorporation and Bylaws.

An amendment to our Articles must be approved by the vote of a majority of all the votes entitled to be cast on the amendment by each voting group entitled to vote, provided that the amendment has been approved and recommended by at least two-thirds of our directors in office at the time of such approval and recommendation. If the amendment is not so approved and recommended by at least two-thirds of our directors, then the amendment must be approved by the vote of at least 80% of all the votes entitled to be cast on such amendment by each voting group entitled to vote.

Our Bylaws may be amended or repealed by our board of directors except to the extent that: (i) the power of amendment is reserved exclusively to the shareholders by law or the Articles, or (ii) the shareholders, in adopting or amending a particular bylaw, provide expressly that the board of directors may not amend or repeal such bylaw.

Affiliated Transactions.

The Virginia SCA contains provisions governing “Affiliated Transactions.” Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the provisions governing Affiliated Transactions, an “Interested Shareholder” is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

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Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder unless approved by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the “Disinterested Directors.” A “Disinterested Director” is, with respect to a particular Interested Shareholder, a member of a corporation’s board of directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder, and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board. At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than those beneficially owned by the Interested Shareholder.

The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements set forth in the statute. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is greater. They also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder unless approved by a majority of the Disinterested Directors.

None of the foregoing limitations and special voting requirements applies to an Affiliated Transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the corporation’s Disinterested Directors. A majority of the Company’s Disinterested Directors approved of the Standby Purchase Agreement and the offering.

These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. The Company has not adopted such an amendment.

Control Share Acquisitions.

The Virginia SCA also contains provisions regulating certain “Control Share Acquisitions,” which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a Control Share Acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the Control Share Acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations. The Bylaws of the Company do not contain a provision that makes these statutes inapplicable to acquisitions of our common stock. However, issuances of shares directly from the issuer are exempt from these provisions so the issuance of shares to the standby investor will not trigger these provisions.

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PLAN OF DISTRIBUTION

On or about [•], 20[•], we intend to issue subscription rights and distribute the subscription rights certificates and copies of this prospectus to individuals who owned shares of common stock on [•], 20[•]. Upon completion of the offering, we intend to issue shares of our common stock directly to those persons who properly exercised their subscription rights prior to the expiration of the offering. We have also entered into the Standby Purchase Agreement with the standby investor pursuant to which he has committed to buy certain shares in the offering to the extent shares are available after issuances to shareholders exercising their basic subscription rights.

Compass Point Research & Trading, LLC and Boenning & Scattergood, Inc. have been engaged to assist us in selling the shares on a best efforts basis. The sales agents are each broker-dealers registered with FINRA. The sales agents have agreed to assist in the offering by among other things, consulting as to the structure of the offering, helping identify potential standby investors including the standby investor, reviewing all offering documents, including this prospectus, stock order forms and related offering materials, assisting in the design and implementation of a marketing strategy for the offering, assisting management in scheduling and preparing for meetings with potential investors and providing such other general advice and assistance as may be reasonably necessary to complete the offering. The sales agents are not required to purchase any shares in the offering, but will use their best efforts to sell the shares offered.

The sales agents express no opinion and make no recommendation to holders of the subscription rights as to the purchase by any person of shares of common stock in the offering. The sales agents also express no opinion as to the prices at which shares to be distributed in connection with the offering may trade if and when they are issued or at any future time.

As compensation for their financial advisory services, we have agreed to pay to the sales agents the following consideration:

•	A retainer fee equal to $40,000, which was paid at the time of execution of the engagement letter among the sales agents and the Company and will be credited towards the advisory fees due to the sales agents;
•	Two percent (2%) of the gross proceeds from shares sold to shareholders exercising their basic subscription privilege;
•	An additional two percent (2%) of the gross proceeds from shares sold to shareholders exercising their basic subscription privilege, if shareholders purchase, in the aggregate, 35% of the shares available through the exercise of their basic subscription privilege;
•	Five percent (5%) of the gross proceeds from shares sold to shareholders exercising their oversubscription privilege;
•	Five percent (5%) of the gross proceeds from shares sold to the standby investor; and
•	Six percent (6%) of the gross proceeds from shares sold to certain investors listed in the sales agency agreement.

The fees described above will be divided between the sales agents as described in the sales agency agreement. In addition to such fees, we have agreed to reimburse the sales agents for their reasonable out-of-pocket expenses, not to exceed $100,000, incurred in connection with their engagement.

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We have also agreed to indemnify the sales agents and certain of their affiliated persons against certain claims, liabilities and expenses arising in connection with the offering, or contribute to payments they may be required to make in respect thereof.

In July 2014, the Company engaged Compass Point Research & Trading, LLC and Boenning & Scattergood, Inc. to serve as the co-managers for a standby rights offering or any other offering of common equity of the Company. Under the terms of the engagement, which has a term of one year, the Company granted Compass Point Research & Trading, LLC and Boenning & Scattergood, Inc., a right of first refusal to serve as Company's lead managing underwriters or lead placement agents and joint book runners in connection with any public or private offering of equity securities, including preferred securities and preferred securities convertible into common equity, that the Company determined to pursue during the one year period subsequent to the date of completion of this offering.

The sales agents and their respective affiliates are financial institutions engaged in various activities, which may include investment banking, securities trading, financial advisory, investment management, investments, hedging, financing, and brokerage activities. The sales agents and certain of their affiliates have in the past provided, and they may from time to time in the future provide, certain financial advisory, investment banking, or other services to us, for which they in the past received, and may in the future receive, customary fees and reimbursement for their expenses. In the ordinary course of its business as a broker-dealer, the sales agents may purchase securities from and sell securities to the Company and its affiliates. The sales agents may also actively trade the equity or debt securities of the Company or its affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Our directors and officers may participate in the solicitation of the exercise of subscription rights for the purchase of common stock. Other trained employees of the Company may assist in the offering in ministerial capacities, providing clerical work in effecting an exercise of subscription rights, or answering questions of a ministerial nature. Our officers, directors, and employees will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 of the Exchange Act. None of our officers, directors, or employees will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the shares of common stock.

We will pay the fees and out-of-pocket expenses of Computershare, Inc., the subscription agent, which are estimated to be approximately $50,000. We have also agreed to indemnify the subscription agent for certain losses in connection with the offering.

If you have any questions regarding completing a subscription rights certificate or submitting payment in the offering, please contact our sales agents, Compass Point Research & Trading, LLC and Boenning & Scattergood, Inc., at (216) 378-1297. If you have any general questions regarding the offering, the Company, or the Bank, please contact our Chief Financial Officer, C. Harril Whitehurst, Jr., at (804) 419-1232.

LEGAL MATTERS

The validity of the shares of common stock issuable upon exercise of the subscription rights and offered by this prospectus has been passed upon for us by LeClairRyan, A Professional Corporation, Richmond, Virginia. Certain legal matters will be passed upon for Compass Point Research & Trading, LLC and Boenning & Scattergood, Inc. by Silver, Freedman, Taff & Tiernan LLP.

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EXPERTS

The consolidated balance sheets of Village Bank and Trust Financial Corp. and Subsidiary as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2013, have been incorporated by reference herein in reliance upon the report of BDO USA, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the Commission. Our filings with the Commission are available to the public on the Internet at the Commission’s website at http://www.sec.gov and on the Investor Relations section of our website at http://www.villagebank.com. Information on our website is not part of this prospectus. You may also read and copy any document we file with the Commission at the Commission’s Public Reference Room at 100 F Street N.E., Washington, DC 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our Commission file number is 000-50765.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by Commission rules, this prospectus does not contain all of the information and exhibits included in the registration statement. We refer you to the information and exhibits included in the registration statement for further information. This prospectus is qualified in its entirety by such information and exhibits.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the Commission prior to the date of this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below, except for portions of such reports that were deemed to be furnished and not filed:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Commission on March 26, 2014.
•	Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2014, as filed with the Commission on October 31, 2014; June 30, 2014, as filed with the Commission on August 1, 2014; and March 31, 2014, as filed with the Commission on May 15, 2014.
•	Our Current Reports on Form 8-K, as filed with the Commission on May 22, May 27, June 6, August 11, August 13, November 12 and December 19, 2014.
•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 from our definitive proxy statement on Schedule 14A, as filed with the Commission on April 16, 2014.

The information contained in this prospectus should be read together with the information in the documents incorporated in this prospectus by reference.

78

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

C. Harril Whitehurst, Jr.

Executive Vice President and Chief Financial Officer

Village Bank and Trust Financial Corp.

13319 Midlothian Turnpike

Midlothian, Virginia 23113

(804) 419-1232

These incorporated documents may also be available on the Investor Relations section of our website at http://www.villagebank.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

79

AND

TRUST FINANCIAL CORP.

Common Stock Underlying Subscription Rights

To Purchase Up To 1,051,866 Shares of Common Stock

PROSPECTUS

[•], 20[•]

We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Prospectus nor any sales made hereunder after the date of this Prospectus shall create an implication that the information contained herein nor have the affairs of the company not changed since the date of this Prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.          Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant, other than estimated sales agents’ fees and commissions (including reimbursable expenses), in connection with this offering. All amounts shown are estimates except for the Securities and Exchange Commission (the “SEC”) registration fee.

SEC Registration Fee	$1,588.95
FINRA Fee	3,000.00
Accounting Fees and Expenses	50,000.00
Legal Fees and Expenses	100,000.00
Printing Expenses	20,000.00
Transfer and Subscription Agent Fees and Expenses	50,000.00
Miscellaneous	12,911.05
Total	$237,500.00

Item 14.         Indemnification of Directors and Officers

As permitted by the Virginia Stock Corporation Act, the Articles of Incorporation of Village Bank and Trust Financial Corp. contain provisions that indemnify its directors and officers to the full extent permitted by Virginia law and eliminate the personal liability of its directors and officers for monetary damages to Village Bank and Trust Financial Corp. or its shareholders for breach of their fiduciary duties, except to the extent that the Virginia Stock Corporation Act prohibits indemnification or elimination of liability. These provisions do not limit or eliminate the rights of Village Bank and Trust Financial Corp. or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his role as a director or officer and do not relieve a director or officer from liability if he engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

In addition, the Articles of Incorporation of Village Bank and Trust Financial Corp. provide for the indemnification of both directors and officers for expenses that they incur in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers. This right of indemnification extends to judgments or penalties assessed against them. Village Bank and Trust Financial Corp. has limited its exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

The rights of indemnification provided in the Articles of Incorporation of Village Bank and Trust Financial Corp. are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Village Bank and Trust Financial Corp. pursuant to the foregoing provisions, Village Bank and Trust Financial Corp. has been informed that in the opinion of the SEC this type of indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is therefore unenforceable.

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Item 15.         Recent Sales of Unregistered Securities

On December 4, 2013, Village Bank and Trust Financial Corp. issued 1,086,500 new shares of common stock through a private placement to directors and executive officers at a price of $1.55 per share, or an aggregate of $1,684,075. The shares were offered and sold pursuant to an exemption from the registration requirements of the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 16.         Exhibits.

Exhibit No.	Description

1.1	Engagement Letter, dated July 18, 2014, among Village Bank and Trust Financial Corp., Compass Point Research & Trading, LLC and Boenning & Scattergood, Inc.*

1.2	Form of Sales Agency Agreement among Village Bank and Trust Financial Corp., Compass Point Research & Trading, LLC and Boenning & Scattergood, Inc.

3.1	Articles of Incorporation of Village Bank and Trust Financial Corp., as amended (incorporated herein by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q for the period ended September 30, 2014, filed with the SEC on October 31, 2014).

3.2	Amended and Restated Bylaws of Village Bank and Trust Financial Corp. (incorporated herein by reference to Exhibit 3.2 of the Quarterly Report on Form 10-Q for the period ended June 30, 2014, filed with the SEC on August 1, 2014).

4.1	Specimen of Certificate for Village Bank and Trust Financial Corp. common stock.*

4.2	Specimen of Certificate for Village Bank and Trust Financial Corp. subscription rights.

5.1	Opinion of LeClairRyan, A Professional Corporation.*

10.1	Standby Purchase Agreement, dated November 11, 2014, between Village Bank and Trust Financial Corp. and Kenneth R. Lehman (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on November 12, 2014).*

10.2	Incentive Plan, as amended June 18, 2014 (incorporated by reference to Exhibit 99.1 of the Form S-8 Registration Statement filed with the SEC on June 18, 2014 (SEC File No. 333-196893)).

10.3	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.5 of the Annual Report on Form 10-KSB for the year ended December 31, 2004, filed with the SEC on April 1, 2005).

10.4	Form of Non-Employee Director Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.6 of the Annual Report on Form 10-KSB for the year ended December 31, 2004, filed with the SEC on April 1, 2005).

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10.5	Outside Directors Deferral Plan, dated January 1, 2005 (incorporated by reference to Exhibit 10.9 of the Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 18, 2011).

10.6	Supplemental Executive Retirement Plan, dated January 1, 2005 (incorporated by reference to Exhibit 10.10 of the Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 18, 2011).

10.7	Employment Agreement, dated August 8, 2013, by and between Village Bank and Trust Financial Corp. and William G. Foster (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on August 19, 2013).

10.8	Employment Agreement, dated May 16, 2014, by and between Village Bank and James E. Hendricks, Jr. (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on May 22, 2014).

10.9	Employment Agreement, dated May 16, 2014, by and between Village Bank and Max C. Morehead, Jr. (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on May 22, 2014).

10.10	Letter Agreement, dated as of May 1, 2009, by and between Village Bank and Trust Financial Corp. and the United States Department of the Treasury (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on May 6, 2009).

10.11	Side Letter Agreement, dated as of May 1, 2009, by and between Village Bank and Trust Financial Corp. and the United States Department of the Treasury (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on May 6, 2009).

10.12	Form of Senior Executive Officer Waiver (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed with the SEC on May 6, 2009).

10.13	Form of Senior Executive Officer Consent Letter (incorporated by reference to Exhibit 10.4 of the Current Report on Form 8-K filed with the SEC on May 6, 2009).

10.14	Stipulation and Consent to the Issuance of a Consent Order (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on February 9, 2012).

10.15	Consent Order (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on February 9, 2012).

10.16	Written Agreement by and between Village Bank and Trust Financial Corp. and the Federal Reserve Bank of Richmond (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on July 2, 2012).

21	Subsidiaries of Village Bank and Trust Financial Corp. (incorporated by reference to Exhibit 21 of the Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 26, 2014).

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23.1	Consent of BDO USA, LLC.

23.2	Consent of LeClairRyan, A Professional Corporation (included in Exhibit 5.1).*

24.1	Power of Attorney.*

99.1	Form of Instructions for Use of Subscription Rights Certificate.

99.2	Form of Letter to Record Holders of Common Stock.

99.3	Form of Letter to Nominee Holders.

99.4	Form of Letter to Clients of Nominee Holders.

99.5	Form of Beneficial Owner Election Form.

99.6	Form of Nominee Holder Certification.

____________

* Previously filed.

Item 17.       Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer and the terms of any subsequent reoffering thereof. If any public offering by is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to rule 424(b)(1), or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Chesterfield, Commonwealth of Virginia, on December 19, 2014.

VILLAGE BANK AND TRUST FINANCIAL CORP.

By:	/s/ William G. Foster, Jr.
William G. Foster, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William G. Foster, Jr.	President, Chief Executive	December 19, 2014
William G. Foster, Jr.	Officer and Director
(Principal Executive Officer)

/s/ C. Harril Whitehurst, Jr.	Executive Vice President and	December 19, 2014
C. Harril Whitehurst, Jr.	Chief Financial Officer
(Principal Financial and Accounting Officer)

*	Director	December 19, 2014
R.T. Avery, III

*	Director	December 19, 2014
Donald J. Balzer, Jr.

*	Director and	December 19, 2014
Craig D. Bell	Chairman of the Board

*	Director	December 19, 2014
William B. Chandler

*	Director	December 19, 2014
R. Calvert Esleeck, Jr.

*	Director	December 19, 2014
O. Woodland Hogg, Jr.

*	Director	December 19, 2014
Michael A. Katzen

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*	Director	December 19, 2014
Michael L. Toalson

*	Director	December 19, 2014
Charles E. Walton

*	Director	December 19, 2014
John T. Wash, Sr.

*	Director	December 19, 2014
George R. Whittemore

*	Director and	December 19, 2014
Thomas W. Winfree	Vice Chairman of the Board

*By:	/s/ William G. Foster as attorney-in-fact
William G. Foster

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Engagement Letter, dated July 18, 2014, among Village Bank and Trust Financial Corp., Compass Point Research & Trading, LLC and Boenning & Scattergood, Inc.*

1.2	Form of Sales Agency Agreement among Village Bank and Trust Financial Corp., Compass Point Research & Trading, LLC and Boenning & Scattergood, Inc.

3.1	Articles of Incorporation of Village Bank and Trust Financial Corp., as amended (incorporated herein by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q for the period ended September 30, 2014, filed with the SEC on October 31, 2014).

3.2	Amended and Restated Bylaws of Village Bank and Trust Financial Corp. (incorporated herein by reference to Exhibit 3.2 of the Quarterly Report on Form 10-Q for the period ended June 30, 2014, filed with the SEC on August 1, 2014).

4.1	Specimen of Certificate for Village Bank and Trust Financial Corp. common stock.*

4.2	Specimen of Certificate for Village Bank and Trust Financial Corp. subscription rights.

5.1	Opinion of LeClairRyan, A Professional Corporation.*

10.1	Standby Purchase Agreement, dated November 11, 2014, between Village Bank and Trust Financial Corp. and Kenneth R. Lehman (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on November 12, 2014).*

10.2	Incentive Plan, as amended June 18, 2014 (incorporated by reference to Exhibit 99.1 of the Form S-8 Registration Statement filed with the SEC on June 18, 2014 (SEC File No. 333-196893)).

10.3	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.5 of the Annual Report on Form 10-KSB for the year ended December 31, 2004, filed with the SEC on April 1, 2005).

10.4	Form of Non-Employee Director Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.6 of the Annual Report on Form 10-KSB for the year ended December 31, 2004, filed with the SEC on April 1, 2005).

10.5	Outside Directors Deferral Plan, dated January 1, 2005 (incorporated by reference to Exhibit 10.9 of the Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 18, 2011).

10.6	Supplemental Executive Retirement Plan, dated January 1, 2005 (incorporated by reference to Exhibit 10.10 of the Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 18, 2011).

10.7	Employment Agreement, dated August 8, 2013, by and between Village Bank and Trust Financial Corp. and William G. Foster (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on August 19, 2013).

10.8	Employment Agreement, dated May 16, 2014, by and between Village Bank and James E. Hendricks, Jr. (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on May 22, 2014).

10.9	Employment Agreement, dated May 16, 2014, by and between Village Bank and Max C. Morehead, Jr. (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on May 22, 2014).

10.10	Letter Agreement, dated as of May 1, 2009, by and between Village Bank and Trust Financial Corp. and the United States Department of the Treasury (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on May 6, 2009).

10.11	Side Letter Agreement, dated as of May 1, 2009, by and between Village Bank and Trust Financial Corp. and the United States Department of the Treasury (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on May 6, 2009).

10.12	Form of Senior Executive Officer Waiver (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed with the SEC on May 6, 2009).

10.13	Form of Senior Executive Officer Consent Letter (incorporated by reference to Exhibit 10.4 of the Current Report on Form 8-K filed with the SEC on May 6, 2009).

10.14	Stipulation and Consent to the Issuance of a Consent Order (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on February 9, 2012).

10.15	Consent Order (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on February 9, 2012).

10.16	Written Agreement by and between Village Bank and Trust Financial Corp. and the Federal Reserve Bank of Richmond (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on July 2, 2012).

21	Subsidiaries of Village Bank and Trust Financial Corp. (incorporated by reference to Exhibit 21 of the Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 26, 2014).

23.1	Consent of BDO USA, LLC.

23.2	Consent of LeClairRyan, A Professional Corporation (included in Exhibit 5.1).*

24.1	Power of Attorney.*

99.1	Form of Instructions for Use of Subscription Rights Certificate.

99.2	Form of Letter to Record Holders of Common Stock.

99.3	Form of Letter to Nominee Holders.

99.4	Form of Letter to Clients of Nominee Holders.

99.5	Form of Beneficial Owner Election Form.

99.6	Form of Nominee Holder Certification.

____________

* Previously filed.